Exhibit 99.1

Media	Investors
Ancel Martinez	Jim Rowe
415-222-3858	415-396-8216
Friday, October 14, 2016
WELLS FARGO REPORTS $5.6 BILLION IN QUARTERLY NET INCOME;
Diluted EPS of $1.03; Revenue Up 2 Percent from Prior Year

▪	Continued strong financial results:

◦	Net income of $5.6 billion, compared with $5.8 billion in third quarter 2015

◦	Diluted earnings per share (EPS) of $1.03, compared with $1.05

◦	Revenue of $22.3 billion, up 2 percent

◦	Pre-tax pre-provision profit[1] of $9.1 billion, compared with $9.5 billion

◦	Return on assets of 1.17 percent and return on equity of 11.60 percent

▪	Strong growth in loans and deposits:

◦	Total average loans of $957.5 billion, up $62.4 billion, or 7 percent, from third quarter 2015

◦	Total average deposits of $1.3 trillion, up $62.7 billion, or 5 percent

▪	Solid credit quality:

◦	Net charge-offs of $805 million, up $102 million from third quarter 2015

▪	Net charge-offs were 0.33 percent of average loans (annualized), up from 0.31 percent

◦	Nonaccrual loans down $551 million, or 5 percent

◦	No reserve build[2] or release, consistent with third quarter 2015

▪	Maintained strong capital levels while continuing to return capital to shareholders:

◦	Common Equity Tier 1 ratio (fully phased-in) of 10.7 percent[3]

◦	Period-end common shares outstanding down 24.6 million from second quarter 2016

1 Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company's ability to generate capital to cover credit losses through a credit cycle.
2 Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which net charge-offs exceed the provision for credit losses.
3 See table on page 36 for more information on Common Equity Tier 1. Common Equity Tier 1 (fully phased-in) is a preliminary estimate and is calculated assuming the full phase-in of the Basel III capital rules.

Sales Practices Settlements4
On September 8, 2016, Wells Fargo & Company (NYSE:WFC) reached agreements with the Consumer Financial Protection Bureau, the Office of the Comptroller of the Currency, and the Office of the Los Angeles City Attorney, regarding allegations that some of its retail customers received products and services they did not request. The amount of the settlements, which the Company had fully accrued for as of June 30, 2016, totaled $185 million, plus $5 million in customer remediation. Key actions are being taken to ensure the Company's culture is wholly aligned with the interests of customers including:

•	Eliminated product sales goals for retail banking team members as of October 1, 2016;

•	Implemented procedures to send customers a confirmation email approximately an hour after opening any deposit account and an acknowledgement letter after submitting a credit card application;

•
Attempting to contact all retail and small business deposit customers across the country, including those who have already received refunded fees, to invite them to review their accounts with their banker. Also contacting credit card customers identified as possibly having unauthorized accounts to confirm whether they need or want their credit card;

•	Expanding the scope of our customer account review and remediation to include 2009 and 2010;

•	The Independent Directors of the Board have launched an investigation into the Company’s retail banking sales practices and related matters

◦	Independent Directors have retained the Shearman & Sterling law firm to assist in the investigation

◦	John Stumpf forfeited unvested equity awards valued at approximately $41 million

◦	Carrie Tolstedt has left the Company; will receive no severance; has forfeited unvested equity awards valued at approximately $19 million; will not exercise outstanding options during investigation

◦	Neither executive will receive a bonus for 2016

Executive Leadership Changes
On October 12, 2016, former Chairman and CEO John Stumpf retired from the Company after 34 years of service. The Board elected Tim Sloan, the Company’s President and Chief Operating Officer, to succeed him as CEO, and Stephen Sanger, its Lead Director, to serve as the Board’s non-executive Chairman, and independent director Elizabeth Duke to serve as Vice Chair. Sloan also was elected to the Board.

President and CEO Tim Sloan said, "I am deeply committed to restoring the trust of all of our stakeholders, including our customers, shareholders, and community partners. We know that it will take time and a lot of hard work to earn back our reputation, but I am confident because of the incredible caliber of our team members. We will work tirelessly to build a stronger and better Wells Fargo for generations to come.”

Financial Results
Wells Fargo & Company (NYSE:WFC) reported net income of $5.6 billion, or $1.03 per diluted common share, for third quarter 2016, compared with $5.8 billion, or $1.05 per share, for third quarter 2015, and $5.6 billion, or $1.01 per share, for second quarter 2016.
4 Additional information is provided in our 3Q16 Quarterly Supplement.

Selected Financial Information

		Quarter ended
	Sep 30, 2016	Jun 30, 2016	Sep 30, 2015
Earnings
Diluted earnings per common share	$1.03	1.01	1.05
Wells Fargo net income (in billions)	5.64	5.56	5.80
Return on assets (ROA)	1.17%	1.20	1.32
Return on equity (ROE)	11.60	11.70	12.62
Return on average tangible common equity (ROTCE)(a)	13.96	14.15	15.19
Asset Quality
Net charge-offs (annualized) as a % of average total loans	0.33%	0.39	0.31
Allowance for credit losses as a % of total loans	1.32	1.33	1.39
Allowance for credit losses as a % of annualized net charge-offs	396	343	450
Other
Revenue (in billions)	$22.3	22.2	21.9
Efficiency ratio	59.4%	58.1	56.7
Average loans (in billions)	$957.5	950.8	895.1
Average deposits (in billions)	1,261.5	1,236.7	1,198.9
Net interest margin	2.82%	2.86	2.96

(a)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 35.

Chief Financial Officer John Shrewsberry said, “Wells Fargo reported solid results for the third quarter, reflecting the benefits of our diversified business model, our strong balance sheet and improved credit performance. Revenue increased linked quarter on higher net interest income, driven by growth in earning assets and increased investment in our securities portfolio, as well as solid mortgage banking results. While expenses increased from second quarter, credit results improved from the prior period led by strong performance in consumer real estate and improvements in our oil and gas portfolio. Capital remained strong and our net payout ratio5 was 61 percent in the quarter, as we returned $3.2 billion to shareholders through common stock dividends and net share repurchases. We will continue to monitor impacts from the recent sales practice settlements to our business activity levels."

Net Interest Income
Net interest income in third quarter 2016 increased $219 million from second quarter 2016 to $12.0 billion, primarily due to growth in investment securities, loans, trading assets and mortgages held-for-sale. The third quarter also included one additional day, accounting for approximately one third of the increase in net interest income relative to the second quarter. The benefit to net interest income from asset growth was partially offset by increased interest expense from higher debt balances and a modest increase in commercial deposit costs.

Net interest margin was 2.82 percent, down 4 basis points from second quarter 2016 primarily due to growth in long-term debt and deposits, partially offset by the benefit of earning asset growth.

5 Net payout ratio means the ratio of (i) common stock dividends and share repurchases less issuances and stock compensation-related items, divided by (ii) net income applicable to common stock.

Noninterest Income
Noninterest income in the third quarter was $10.4 billion, in line with second quarter 2016. Third quarter noninterest income reflected strong mortgage banking results, as well as growth in trust and investment fees, higher gains from trading activities driven by higher deferred compensation plan investment results (largely offset in employee benefits expense) and higher service charges on deposit accounts. These increases were offset by a decline in other income, which in the second quarter included a $290 million gain from the sale of our health benefit services business, and lower gains on debt securities and equity investments. Equity gains in third quarter 2016 were down $780 million from an elevated level in third quarter 2015.

Trust and investment fees were $3.6 billion, up $66 million from the prior quarter, primarily due to higher asset-based fees and higher trust and investment management fees.

Mortgage banking noninterest income was $1.7 billion, up $253 million from second quarter 2016, driven by net gains on mortgage loan origination/sales activities. Residential mortgage loan originations were $70 billion in the third quarter, up from $63 billion in the second quarter. The production margin on residential held-for-sale mortgage loan originations6 was 1.81 percent, up from 1.66 percent in second quarter.

Noninterest Expense
Noninterest expense in the third quarter was $13.3 billion, compared with $12.9 billion in the prior quarter. Third quarter expenses included increased operating losses, reflecting higher litigation accruals, as well as higher salaries, a $107 million donation to the Wells Fargo Foundation and higher FDIC insurance expense. These increases were partially offset by gains on sales of foreclosed assets, as well as lower incentive compensation, and advertising and promotion. The efficiency ratio was 59.4 percent in third quarter 2016, compared with 58.1 percent in the prior quarter. The Company expects the efficiency ratio to remain at an elevated level.

Loans
Total loans were $961.3 billion at September 30, 2016, up $4.2 billion from June 30, 2016. Loan growth was driven by growth in commercial loans, including real estate mortgage and commercial and industrial, as well as growth in consumer loans, including real estate 1-4 family first mortgage, credit card and automobile. Total average loans were $957.5 billion in the third quarter, up $6.7 billion from the prior quarter.
Period-End Loan Balances

(in millions)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Commercial	$496,454	494,538	488,205	456,583	447,338
Consumer	464,872	462,619	459,053	459,976	455,895
Total loans	$961,326	957,157	947,258	916,559	903,233
Change from prior quarter	$4,169	9,899	30,699	13,326	14,774

6 Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations. See the Selected Five Quarter Residential Mortgage Production Data table on page 41 for more information.

Investment Securities
Investment securities were $390.8 billion at September 30, 2016, up $37.4 billion from second quarter, as approximately $57 billion of purchases, predominantly federal agency mortgage-backed securities in our available-for-sale portfolio, were partially offset by run-off, including accelerated prepayments of investment securities, and sales.

Net unrealized available-for-sale securities gains of $4.5 billion at September 30, 2016, declined $63 million from June 30, 2016, as modestly higher interest rates were partially offset by tighter credit spreads.

Deposits
Total average deposits for third quarter 2016 were $1.3 trillion, up 2 percent from the prior quarter, driven by both commercial and consumer growth. The average deposit cost for third quarter 2016 was 11 basis points, flat compared with the prior quarter.

Capital
Capital levels remained strong in the third quarter, with a Common Equity Tier 1 ratio (fully phased-in) of 10.7 percent3, compared with 10.6 percent in the prior quarter. In third quarter 2016, the Company repurchased 38.3 million shares of its common stock, contributing to a net reduction in period-end common shares outstanding of 24.6 million shares. The Company paid a quarterly common stock dividend of $0.38 per share, up from $0.375 per share a year ago.

Credit Quality
“Credit results improved in the third quarter as our quarterly loss rate decreased to 0.33 percent (annualized)," said Chief Risk Officer Mike Loughlin. "The loan portfolio continued to perform well, led by strong performance in consumer real estate. Oil and gas portfolio performance during the quarter improved with lower credit losses and improved portfolio quality. The allowance for credit losses in the third quarter remained unchanged from the second quarter. Future allowance levels will be based on a variety of factors, including loan growth, portfolio performance and general economic conditions.”

Net Loan Charge-offs
The quarterly loss rate of 0.33 percent (annualized) reflected commercial losses of 0.17 percent and consumer losses of 0.51 percent. Credit losses were $805 million in third quarter 2016, down $119 million, or 13 percent, from second quarter 2016. The decline was primarily due to a $94 million decrease in oil and gas losses. Consumer losses increased $23 million, driven by a $47 million increase in automobile losses from seasonally low losses in the second quarter, partially offset by a decrease in credit card losses of $25 million.

Net Loan Charge-Offs

	Quarter ended
	September 30, 2016		June 30, 2016		March 31, 2016
($ in millions)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)
Commercial:
Commercial and industrial	$259	0.32%	$368	0.46%	$273	0.36%
Real estate mortgage	(28)	(0.09)	(20)	(0.06)	(29)	(0.10)
Real estate construction	(18)	(0.32)	(3)	(0.06)	(8)	(0.13)
Lease financing	2	0.04	12	0.27	1	0.01
Total commercial	215	0.17	357	0.29	237	0.20
Consumer:
Real estate 1-4 family first mortgage	20	0.03	14	0.02	48	0.07
Real estate 1-4 family junior lien mortgage	49	0.40	62	0.49	74	0.57
Credit card	245	2.82	270	3.25	262	3.16
Automobile	137	0.87	90	0.59	127	0.85
Other revolving credit and installment	139	1.40	131	1.32	138	1.42
Total consumer	590	0.51	567	0.49	649	0.57
Total	$805	0.33%	$924	0.39%	$886	0.38%

(a)
Quarterly net charge-offs as a percentage of average loans are annualized. See explanation on page 31 of the accounting for purchased credit-impaired (PCI) loans and the impact on selected financial ratios.

Nonperforming Assets
Nonperforming assets decreased $1.1 billion from second quarter 2016 to $12.0 billion. Nonaccrual loans decreased $977 million from second quarter to $11.0 billion led by a $732 million decrease in consumer nonaccruals. Foreclosed assets of $1.0 billion were down $97 million from second quarter 2016.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	September 30, 2016		June 30, 2016		March 31, 2016
($ in millions)	Total balances	As a % of total loans	Total balances	As a % of total loans	Total balances	As a % of total loans
Commercial:
Commercial and industrial	$3,331	1.03%	$3,464	1.07%	$2,911	0.91%
Real estate mortgage	780	0.60	872	0.68	896	0.72
Real estate construction	59	0.25	59	0.25	63	0.27
Lease financing	92	0.49	112	0.59	99	0.52
Total commercial	4,262	0.86	4,507	0.91	3,969	0.81
Consumer:
Real estate 1-4 family first mortgage	5,310	1.91	5,970	2.15	6,683	2.43
Real estate 1-4 family junior lien mortgage	1,259	2.62	1,330	2.67	1,421	2.77
Automobile	108	0.17	111	0.18	114	0.19
Other revolving credit and installment	47	0.12	45	0.11	47	0.12
Total consumer	6,724	1.45	7,456	1.61	8,265	1.80
Total nonaccrual loans	10,986	1.14	11,963	1.25	12,234	1.29
Foreclosed assets:
Government insured/guaranteed	282		321		386
Non-government insured/guaranteed	738		796		893
Total foreclosed assets	1,020		1,117		1,279
Total nonperforming assets	$12,006	1.25%	$13,080	1.37%	$13,513	1.43%
Change from prior quarter:
Total nonaccrual loans	$(977)		$(271)		$852
Total nonperforming assets	(1,074)		(433)		706

Loans 90 Days or More Past Due and Still Accruing
Loans 90 days or more past due and still accruing (excluding government insured/guaranteed) totaled $853 million at September 30, 2016, up from $788 million at June 30, 2016. Loans 90 days or more past due and still accruing with repayments insured by the Federal Housing Administration (FHA) or predominantly guaranteed by the Department of Veterans Affairs (VA) for mortgage loans and the U.S. Department of Education for student loans under the Federal Family Education Loan Program were $11.2 billion at September 30, 2016, down from $11.6 billion at June 30, 2016.

Allowance for Credit Losses
The allowance for credit losses, including the allowance for unfunded commitments, totaled $12.7 billion at September 30, 2016, which was unchanged from June 30, 2016. The allowance coverage for total loans was 1.32 percent, compared with 1.33 percent in second quarter 2016. The allowance covered 4.0 times annualized third quarter net charge-offs, compared with 3.4 times in the prior quarter. The allowance coverage for nonaccrual loans was 116 percent at September 30, 2016, compared with 107 percent at June 30, 2016. “We believe the allowance was appropriate for losses inherent in the loan portfolio at September 30, 2016,” said Loughlin.

Business Segment Performance
Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

	Quarter ended
(in millions)	Sep 30, 2016	Jun 30, 2016	Sep 30, 2015
Community Banking	$3,227	3,179	3,560
Wholesale Banking	2,047	2,073	1,925
Wealth and Investment Management	677	584	606

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including checking and savings accounts, credit and debit cards, and auto, student, and small business lending. Community Banking also offers investment, insurance and trust services in 39 states and D.C., and mortgage and home equity loans in all 50 states and D.C. through its Regional Banking and Wells Fargo Home Lending business units.
Selected Financial Information

	Quarter ended
(in millions)	Sep 30, 2016	Jun 30, 2016	Sep 30, 2015
Total revenue	$12,387	12,204	12,933
Provision for credit losses	651	689	668
Noninterest expense	6,953	6,648	6,778
Segment net income	3,227	3,179	3,560
(in billions)
Average loans	489.2	485.7	477.0
Average assets	993.6	967.6	898.9
Average deposits	708.0	703.7	655.6

Community Banking reported net income of $3.2 billion, up $48 million, or 2 percent, from second quarter 2016. Revenue of $12.4 billion increased $183 million, or 1 percent, from second quarter 2016 due to higher net interest income, mortgage banking revenue, trust and investment fees, deposit service charges, and other income (hedge ineffectiveness), partially offset by lower market sensitive revenue, primarily lower gains on sales of debt securities and equity investments. Noninterest expense increased $305 million, or 5 percent, compared with second quarter 2016, due to higher operating losses and a donation to the Wells Fargo Foundation, partially offset by lower personnel expense. The provision for credit losses decreased $38 million from the prior quarter.

Net income was down $333 million, or 9 percent, from third quarter 2015. Revenue decreased $546 million, or 4 percent, compared with a year ago due to lower gains on equity investments, partially offset by higher deferred compensation plan investment results (offset in employee benefits expense), higher gains on sales of debt securities, card fees, and deposit service charges. Noninterest expense increased $175 million, or 3 percent, from a year ago driven by higher deferred compensation plan expense (offset in trading revenue) and operating losses, partially offset by lower foreclosed assets expense. The provision for credit losses decreased $17 million from a year ago.

Regional Banking

•	Retail Banking

◦	Primary consumer checking customers[7] up 4.7 percent year-over-year[8]

◦	Primary consumer checking customers[7] in September up 4.5 percent year-over-year

◦	Debit card purchase volume[9] of $76.0 billion in third quarter, up 8 percent year-over-year

◦	Retail Banking household cross-sell ratio of 6.25 products per household, compared with 6.33 year-over-year8, [10]

•	Small Business Banking

◦
For the 14th consecutive year, America’s #1 small business lender and #1 lender to small businesses in low- and moderate-income areas (loans under $1 million; 2015 Community Reinvestment Act data, released August 2016)

◦
As part of the Wells Fargo Works for Small BusinessSM  initiative, the Company launched the new Business Credit Center at wellsfargoworks.com to help business owners better understand how to prepare for and manage credit

•	Digital Banking

◦	27.4 million digital (online and mobile) active customers, including 18.8 million mobile active users8, [11]

◦	#1 overall performance in Keynote Mobile Banking Scorecard; also best in “Functionality,” “Ease of Use,” and “Best App & Mobile Web Experiences” (September 2016)
7 Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.
8 Data as of August 2016, comparisons with August 2015.
9 Combined consumer and business debit card purchase volume dollars.
10 Effective second quarter 2016, Retail Banking households reflect only those households that maintain a retail checking account, which we believe provides the foundation for long-term retail banking relationships. Additionally, we updated the products included to capture business products in addition to retail products that have the potential for revenue generation and long-term viability. Products and services that generally do not meet these criteria – such as ATM cards, online banking, bill pay and direct deposit – are not included. This change in methodology was the result of a long-term evaluation spanning 18 months to best align our cross-sell metric with our strategic focus of long-term retail banking relationships. Prior period metrics have been revised to conform with the updated methodology. Cross-sell metrics have not been adjusted to reflect the de minimis impact of approximately 2.1 million potentially unauthorized accounts identified in a review by an independent consulting firm. The maximum impact of these accounts to this reported metric in any one quarter was 0.02 products per household, or 0.3 percent.
11 Primarily includes retail banking, consumer lending, small business and business banking customers.

Consumer Lending Group

•	Home Lending

◦	Originations of $70 billion, up from $63 billion in prior quarter

◦	Applications of $100 billion, up from $95 billion in prior quarter

◦	Application pipeline of $50 billion at quarter end, up from $47 billion at June 30, 2016

•	Consumer Credit

◦	Credit card purchase volume of $19.6 billion in third quarter, up 8 percent year-over-year

◦	Credit card penetration in retail banking households rose to 45.4 percent, up from 44.8 percent in prior year8, [12]

◦	Auto originations of $8.1 billion in third quarter, down 2 percent from prior quarter and prior year

Wholesale Banking provides financial solutions to businesses across the United States and globally with annual sales generally in excess of $5 million. Products and businesses include Business Banking, Middle Market Commercial Banking, Government and Institutional Banking, Corporate Banking, Commercial Real Estate, Treasury Management, Wells Fargo Capital Finance, Insurance, International, Real Estate Capital Markets, Commercial Mortgage Servicing, Corporate Trust, Equipment Finance, Wells Fargo Securities, Principal Investments and Asset Backed Finance.
Selected Financial Information

	Quarter ended
(in millions)	Sep 30, 2016	Jun 30, 2016	Sep 30, 2015
Total revenue	$7,147	7,284	6,326
Provision for credit losses	157	385	36
Noninterest expense	4,120	4,036	3,503
Segment net income	2,047	2,073	1,925
(in billions)
Average loans	454.3	451.4	405.6
Average assets	794.2	772.6	739.1
Average deposits	441.2	425.8	442.0

Wholesale Banking reported net income of $2.0 billion, down $26 million, or 1 percent, from second quarter 2016. Revenue of $7.1 billion decreased $137 million, or 2 percent, from prior quarter due to the $290 million gain on the sale of our health benefit services business in second quarter 2016, partially offset by higher net interest income, increased mortgage banking fees in multi-family capital and structured real estate, as well as higher commercial real estate brokerage fees. Noninterest expense increased $84 million, or 2 percent, from the prior quarter primarily due to higher FDIC insurance expense, personnel expense and operating losses. The provision for credit losses decreased $228 million from the prior quarter on lower oil and gas related net charge-offs.

Net income was up $122 million, or 6 percent, from third quarter 2015. Revenue increased $821 million, or 13 percent, from third quarter 2015, on strong loan growth, including the GE Capital portfolio acquisitions, higher
12 Credit card penetration defined as the percentage of Retail Banking households that have a credit card with Wells Fargo. Effective second quarter 2016, Retail Banking households reflect only those households that maintain a retail checking account, which we believe provides the foundation for long-term retail banking relationships. This change in methodology was the result of a long-term evaluation spanning 18 months to best align our cross-sell metric with our strategic focus of long-term retail banking relationships. Prior period metrics have been revised to conform with the updated methodology. Credit card household penetration rates have not been adjusted to reflect the impact of the approximately 565,000 potentially unauthorized accounts identified by an independent consulting firm because the maximum impact in any one quarter was not greater than 86 basis points, or approximately 2 percent.

customer accommodation trading, strong mortgage banking fees and increased investment banking fees, partially offset by lower insurance fees driven by the sale of our crop insurance business in first quarter 2016 and lower gains on debt securities and equity investments. Noninterest expense increased $617 million, or 18 percent, from a year ago primarily due to the GE Capital portfolio acquisitions and higher personnel expenses related to growth initiatives, compliance, and regulatory requirements. The provision for credit losses increased $121 million from a year ago primarily due to higher oil and gas net charge-offs.

•
Average loans increased 12 percent from third quarter 2015, on broad-based growth, including asset-backed finance, commercial real estate, corporate banking, equipment finance and structured real estate as well as the GE Capital portfolio acquisitions

•	Treasury management revenue up 2 percent from third quarter 2015

Wealth and Investment Management (WIM) provides a full range of personalized wealth management, investment and retirement products and services to clients across U.S. based businesses including Wells Fargo Advisors, The Private Bank, Abbot Downing, Wells Fargo Institutional Retirement and Trust, and Wells Fargo Asset Management. We deliver financial planning, private banking, credit, investment management and fiduciary services to high-net worth and ultra-high-net worth individuals and families. We also serve customers’ brokerage needs, supply retirement and trust services to institutional clients and provide investment management capabilities delivered to global institutional clients through separate accounts and the Wells Fargo Funds.
Selected Financial Information

	Quarter ended
(in millions)	Sep 30, 2016	Jun 30, 2016	Sep 30, 2015
Total revenue	$4,099	3,919	3,878
Provision (reversal of provision) for credit losses	4	2	(6)
Noninterest expense	2,999	2,976	2,909
Segment net income	677	584	606
(in billions)
Average loans	68.4	66.7	61.1
Average assets	212.1	205.3	192.6
Average deposits	189.2	182.5	172.6

Wealth and Investment Management reported net income of $677 million, up $93 million, or 16 percent, from second quarter 2016. Revenue of $4.1 billion increased $180 million, or 5 percent, from the prior quarter, primarily due to higher asset-based fees, net interest income, and higher deferred compensation plan investment results (offset in employee benefits expense). Noninterest expense increased $23 million, or 1 percent, from the prior quarter, largely driven by higher deferred compensation plan expense (offset in trading revenue) and higher broker commissions. The provision for credit losses increased $2 million from second quarter 2016.

Net income was up $71 million, or 12 percent, from third quarter 2015. Revenue increased $221 million, or 6 percent, from a year ago primarily driven by higher deferred compensation plan investment results (offset in employee benefits expense) and higher net interest income, as average loans increased $7.3 billion, or 12 percent, to $68.4 billion. Noninterest expense increased $90 million, or 3 percent, from a year ago, primarily due to higher deferred compensation plan expense (offset in trading revenue), partially offset by lower operating losses. The provision for credit losses increased $10 million from a year ago.

Retail Brokerage

•	Client assets of $1.5 trillion, up 10 percent from prior year

•	Advisory assets of $458 billion, up 12 percent from prior year, primarily driven by higher market valuations and positive net flows

•	Strong loan growth, with average balances up 18 percent from prior year largely due to continued growth in non-conforming mortgage loans and security-based lending
Wealth Management

•	Client assets of $230 billion, up 5 percent from prior year

•	Average loan balances up 9 percent over prior year primarily driven by continued growth in non-conforming mortgage loans, commercial loans and security-based lending

Retirement

•	IRA assets of $379 billion, up 10 percent from prior year

•	Institutional Retirement plan assets of $347 billion, up 5 percent from prior year

Asset Management

•
Total assets under management of $498 billion, up 4 percent from prior year primarily due to higher market valuations, and positive fixed income and money market net inflows, partially offset by equity outflows

Conference Call
The Company will host a live conference call on Friday, October 14, at 7 a.m. PT (10 a.m. ET). You may participate by dialing 866-872-5161 (U.S. and Canada) or 706-643-1962 (International). The call will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and at https://engage.vevent.com/rt/wells_fargo_ao~101416.

A replay of the conference call will be available beginning at 10 a.m. PT (1 p.m. ET) on Friday, October 14 through Friday, October 28. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID #31498547. The replay will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and at https://engage.vevent.com/rt/wells_fargo_ao~101416.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets and return on equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies.
Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•
current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and the overall slowdown in global economic growth;

•
our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•
financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•	the extent of our success in our loan modification efforts, as well as the effects of regulatory requirements or guidance regarding loan modifications;

•
the amount of mortgage loan repurchase demands that we receive and our ability to satisfy any such demands without having to repurchase loans related thereto or otherwise indemnify or reimburse third parties, and the credit quality of or losses on such repurchased mortgage loans;

•
negative effects relating to our mortgage servicing and foreclosure practices, as well as changes in industry standards or practices, regulatory or judicial requirements, penalties or fines, increased servicing and other costs or obligations, including loan modification requirements, or delays or moratoriums on foreclosures;

•
our ability to realize our efficiency ratio target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;

•
the effect of the current low interest rate environment or changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•
significant turbulence or a disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for mortgage loans, a reduction in the availability of funding or increased funding costs, and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our investment securities portfolio;

•	the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage, asset and wealth management businesses;

•	reputational damage from negative publicity, protests, fines, penalties and other negative consequences from regulatory violations and legal actions;

•	a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber attacks;

•	the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	fiscal and monetary policies of the Federal Reserve Board; and

•	the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015.
In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements (including under Basel capital standards), common stock issuance requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.
For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.
Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.9 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 8,600 locations, 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 42 countries and territories to support customers who conduct business in the global economy. With approximately 269,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 27 on Fortune’s 2016 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially.

# # #

Wells Fargo & Company and Subsidiaries
QUARTERLY FINANCIAL DATA

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended			% Change Sep 30, 2016 from		Nine months ended
($ in millions, except per share amounts)	Sep 30, 2016	Jun 30, 2016	Sep 30, 2015	Jun 30, 2016	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015	% Change
For the Period
Wells Fargo net income	$5,644	5,558	5,796	2%	(3)	$16,664	17,319	(4)%
Wells Fargo net income applicable to common stock	5,243	5,173	5,443	1	(4)	15,501	16,267	(5)
Diluted earnings per common share	1.03	1.01	1.05	2	(2)	3.03	3.12	(3)
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.17%	1.20	1.32	(3)	(11)	1.19%	1.34	(11)
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	11.60	11.70	12.62	(1)	(8)	11.68	12.83	(9)
Return on average tangible common equity (ROTCE)(1)	13.96	14.15	15.19	(1)	(8)	14.08	15.46	(9)
Efficiency ratio (2)	59.4	58.1	56.7	2	5	58.7	58.0	1
Total revenue	$22,328	22,162	21,875	1	2	$66,685	64,471	3
Pre-tax pre-provision profit (PTPP) (3)	9,060	9,296	9,476	(3)	(4)	27,523	27,096	2
Dividends declared per common share	0.380	0.380	0.375	—	1	1.135	1.10	3
Average common shares outstanding	5,043.4	5,066.9	5,125.8	—	(2)	5,061.9	5,145.9	(2)
Diluted average common shares outstanding	5,094.6	5,118.1	5,193.8	—	(2)	5,118.2	5,220.3	(2)
Average loans	$957,484	950,751	895,095	1	7	$945,197	876,384	8
Average assets	1,914,586	1,862,084	1,746,402	3	10	1,865,694	1,727,967	8
Average total deposits	1,261,527	1,236,658	1,198,874	2	5	1,239,287	1,186,412	4
Average consumer and small business banking deposits (4)	739,066	726,359	683,245	2	8	726,798	674,741	8
Net interest margin	2.82%	2.86	2.96	(1)	(5)	2.86%	2.96	(3)
At Period End
Investment securities	$390,832	353,426	345,074	11	13	$390,832	345,074	13
Loans	961,326	957,157	903,233	—	6	961,326	903,233	6
Allowance for loan losses	11,583	11,664	11,659	(1)	(1)	11,583	11,659	(1)
Goodwill	26,688	26,963	25,684	(1)	4	26,688	25,684	4
Assets	1,942,124	1,889,235	1,751,265	3	11	1,942,124	1,751,265	11
Deposits	1,275,894	1,245,473	1,202,179	2	6	1,275,894	1,202,179	6
Common stockholders' equity	179,916	178,633	172,089	1	5	179,916	172,089	5
Wells Fargo stockholders’ equity	203,028	201,745	193,051	1	5	203,028	193,051	5
Total equity	203,958	202,661	194,043	1	5	203,958	194,043	5
Tangible common equity (1)	149,829	148,110	143,352	1	5	149,829	143,352	5
Common shares outstanding	5,023.9	5,048.5	5,108.5	—	(2)	5,023.9	5,108.5	(2)
Book value per common share (5)	$35.81	35.38	33.69	1	6	$35.81	33.69	6
Tangible book value per common share (1)(5)	29.82	29.34	28.06	2	6	29.82	28.06	6
Common stock price:
High	51.00	51.41	58.77	(1)	(13)	53.27	58.77	(9)
Low	44.10	44.50	47.75	(1)	(8)	44.10	47.75	(8)
Period end	44.28	47.33	51.35	(6)	(14)	44.28	51.35	(14)
Team members (active, full-time equivalent)	268,800	267,900	265,200	—	1	268,800	265,200	1

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 35.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(5)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
($ in millions, except per share amounts)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
For the Quarter
Wells Fargo net income	$5,644	5,558	5,462	5,575	5,796
Wells Fargo net income applicable to common stock	5,243	5,173	5,085	5,203	5,443
Diluted earnings per common share	1.03	1.01	0.99	1.00	1.05
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.17%	1.20	1.21	1.24	1.32
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	11.60	11.70	11.75	11.93	12.62
Return on average tangible common equity (ROTCE)(1)	13.96	14.15	14.15	14.30	15.19
Efficiency ratio (2)	59.4	58.1	58.7	58.4	56.7
Total revenue	$22,328	22,162	22,195	21,586	21,875
Pre-tax pre-provision profit (PTPP) (3)	9,060	9,296	9,167	8,987	9,476
Dividends declared per common share	0.380	0.380	0.375	0.375	0.375
Average common shares outstanding	5,043.4	5,066.9	5,075.7	5,108.5	5,125.8
Diluted average common shares outstanding	5,094.6	5,118.1	5,139.4	5,177.9	5,193.8
Average loans	$957,484	950,751	927,220	912,280	895,095
Average assets	1,914,586	1,862,084	1,819,875	1,787,287	1,746,402
Average total deposits	1,261,527	1,236,658	1,219,430	1,216,809	1,198,874
Average consumer and small business banking deposits (4)	739,066	726,359	714,837	696,484	683,245
Net interest margin	2.82%	2.86	2.90	2.92	2.96
At Quarter End
Investment securities	$390,832	353,426	334,899	347,555	345,074
Loans	961,326	957,157	947,258	916,559	903,233
Allowance for loan losses	11,583	11,664	11,621	11,545	11,659
Goodwill	26,688	26,963	27,003	25,529	25,684
Assets	1,942,124	1,889,235	1,849,182	1,787,632	1,751,265
Deposits	1,275,894	1,245,473	1,241,490	1,223,312	1,202,179
Common stockholders' equity	179,916	178,633	175,534	172,036	172,089
Wells Fargo stockholders’ equity	203,028	201,745	197,496	192,998	193,051
Total equity	203,958	202,661	198,504	193,891	194,043
Tangible common equity (1)	149,829	148,110	144,679	143,337	143,352
Common shares outstanding	5,023.9	5,048.5	5,075.9	5,092.1	5,108.5
Book value per common share (5)	$35.81	35.38	34.58	33.78	33.69
Tangible book value per common share (1)(5)	29.82	29.34	28.50	28.15	28.06
Common stock price:
High	51.00	51.41	53.27	56.34	58.77
Low	44.10	44.50	44.50	49.51	47.75
Period end	44.28	47.33	48.36	54.36	51.35
Team members (active, full-time equivalent)	268,800	267,900	268,600	264,700	265,200

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 35.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(5)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended September 30,		%	Nine months ended September 30,		%
(in millions, except per share amounts)	2016	2015	Change	2016	2015	Change
Interest income
Trading assets	$593	485	22%	$1,761	1,413	25%
Investment securities	2,298	2,289	—	6,736	6,614	2
Mortgages held for sale	207	223	(7)	549	609	(10)
Loans held for sale	2	4	(50)	7	14	(50)
Loans	9,978	9,216	8	29,377	27,252	8
Other interest income	409	228	79	1,175	732	61
Total interest income	13,487	12,445	8	39,605	36,634	8
Interest expense
Deposits	356	232	53	995	722	38
Short-term borrowings	85	12	608	229	51	349
Long-term debt	1,006	655	54	2,769	1,879	47
Other interest expense	88	89	(1)	260	269	(3)
Total interest expense	1,535	988	55	4,253	2,921	46
Net interest income	11,952	11,457	4	35,352	33,713	5
Provision for credit losses	805	703	15	2,965	1,611	84
Net interest income after provision for credit losses	11,147	10,754	4	32,387	32,102	1
Noninterest income
Service charges on deposit accounts	1,370	1,335	3	4,015	3,839	5
Trust and investment fees	3,613	3,570	1	10,545	10,957	(4)
Card fees	997	953	5	2,935	2,754	7
Other fees	926	1,099	(16)	2,765	3,284	(16)
Mortgage banking	1,667	1,589	5	4,679	4,841	(3)
Insurance	293	376	(22)	1,006	1,267	(21)
Net gains (losses) from trading activities	415	(26)	NM	943	515	83
Net gains on debt securities	106	147	(28)	797	606	32
Net gains from equity investments	140	920	(85)	573	1,807	(68)
Lease income	534	189	183	1,404	476	195
Other	315	266	18	1,671	412	306
Total noninterest income	10,376	10,418	—	31,333	30,758	2
Noninterest expense
Salaries	4,224	4,035	5	12,359	11,822	5
Commission and incentive compensation	2,520	2,604	(3)	7,769	7,895	(2)
Employee benefits	1,223	821	49	3,993	3,404	17
Equipment	491	459	7	1,512	1,423	6
Net occupancy	718	728	(1)	2,145	2,161	(1)
Core deposit and other intangibles	299	311	(4)	891	935	(5)
FDIC and other deposit assessments	310	245	27	815	715	14
Other	3,483	3,196	9	9,678	9,020	7
Total noninterest expense	13,268	12,399	7	39,162	37,375	5
Income before income tax expense	8,255	8,773	(6)	24,558	25,485	(4)
Income tax expense	2,601	2,790	(7)	7,817	7,832	—
Net income before noncontrolling interests	5,654	5,983	(5)	16,741	17,653	(5)
Less: Net income from noncontrolling interests	10	187	(95)	77	334	(77)
Wells Fargo net income	$5,644	5,796	(3)	$16,664	17,319	(4)
Less: Preferred stock dividends and other	401	353	14	1,163	1,052	11
Wells Fargo net income applicable to common stock	$5,243	5,443	(4)	$15,501	16,267	(5)
Per share information
Earnings per common share	$1.04	1.06	(2)	$3.06	3.16	(3)
Diluted earnings per common share	1.03	1.05	(2)	3.03	3.12	(3)
Dividends declared per common share	0.380	0.375	1	1.135	1.100	3
Average common shares outstanding	5,043.4	5,125.8	(2)	5,061.9	5,145.9	(2)
Diluted average common shares outstanding	5,094.6	5,193.8	(2)	5,118.2	5,220.3	(2)
NM – Not meaningful

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
(in millions, except per share amounts)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Interest income
Trading assets	$593	572	596	558	485
Investment securities	2,298	2,176	2,262	2,323	2,289
Mortgages held for sale	207	181	161	176	223
Loans held for sale	2	3	2	5	4
Loans	9,978	9,822	9,577	9,323	9,216
Other interest income	409	392	374	258	228
Total interest income	13,487	13,146	12,972	12,643	12,445
Interest expense
Deposits	356	332	307	241	232
Short-term borrowings	85	77	67	13	12
Long-term debt	1,006	921	842	713	655
Other interest expense	88	83	89	88	89
Total interest expense	1,535	1,413	1,305	1,055	988
Net interest income	11,952	11,733	11,667	11,588	11,457
Provision for credit losses	805	1,074	1,086	831	703
Net interest income after provision for credit losses	11,147	10,659	10,581	10,757	10,754
Noninterest income
Service charges on deposit accounts	1,370	1,336	1,309	1,329	1,335
Trust and investment fees	3,613	3,547	3,385	3,511	3,570
Card fees	997	997	941	966	953
Other fees	926	906	933	1,040	1,099
Mortgage banking	1,667	1,414	1,598	1,660	1,589
Insurance	293	286	427	427	376
Net gains (losses) from trading activities	415	328	200	99	(26)
Net gains on debt securities	106	447	244	346	147
Net gains from equity investments	140	189	244	423	920
Lease income	534	497	373	145	189
Other	315	482	874	52	266
Total noninterest income	10,376	10,429	10,528	9,998	10,418
Noninterest expense
Salaries	4,224	4,099	4,036	4,061	4,035
Commission and incentive compensation	2,520	2,604	2,645	2,457	2,604
Employee benefits	1,223	1,244	1,526	1,042	821
Equipment	491	493	528	640	459
Net occupancy	718	716	711	725	728
Core deposit and other intangibles	299	299	293	311	311
FDIC and other deposit assessments	310	255	250	258	245
Other	3,483	3,156	3,039	3,105	3,196
Total noninterest expense	13,268	12,866	13,028	12,599	12,399
Income before income tax expense	8,255	8,222	8,081	8,156	8,773
Income tax expense	2,601	2,649	2,567	2,533	2,790
Net income before noncontrolling interests	5,654	5,573	5,514	5,623	5,983
Less: Net income from noncontrolling interests	10	15	52	48	187
Wells Fargo net income	$5,644	5,558	5,462	5,575	5,796
Less: Preferred stock dividends and other	401	385	377	372	353
Wells Fargo net income applicable to common stock	$5,243	5,173	5,085	5,203	5,443
Per share information
Earnings per common share	$1.04	1.02	1.00	1.02	1.06
Diluted earnings per common share	1.03	1.01	0.99	1.00	1.05
Dividends declared per common share	0.380	0.380	0.375	0.375	0.375
Average common shares outstanding	5,043.4	5,066.9	5,075.7	5,108.5	5,125.8
Diluted average common shares outstanding	5,094.6	5,118.1	5,139.4	5,177.9	5,193.8

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Quarter ended September 30,		%	Nine months ended September 30,		%
(in millions)	2016	2015	Change	2016	2015	Change
Wells Fargo net income	$5,644	5,796	(3)%	$16,664	17,319	(4)%
Other comprehensive income (loss), before tax:
Investment securities:
Net unrealized gains (losses) arising during the period	112	(441)	NM	2,478	(2,017)	NM
Reclassification of net gains to net income	(193)	(439)	(56)	(1,001)	(957)	5
Derivatives and hedging activities:
Net unrealized gains (losses) arising during the period	(445)	1,769	NM	2,611	2,233	17
Reclassification of net gains on cash flow hedges to net income	(262)	(293)	(11)	(783)	(795)	(2)
Defined benefit plans adjustments:
Net actuarial losses arising during the period	(447)	—	NM	(474)	(11)	NM
Amortization of net actuarial loss, settlements and other to net income	39	30	30	115	103	12
Foreign currency translation adjustments:
Net unrealized gains (losses) arising during the period	(10)	(59)	(83)	27	(104)	NM
Other comprehensive income (loss), before tax	(1,206)	567	NM	2,973	(1,548)	NM
Income tax (expense) benefit related to other comprehensive income	461	(268)	NM	(1,110)	544	NM
Other comprehensive income (loss), net of tax	(745)	299	NM	1,863	(1,004)	NM
Less: Other comprehensive income (loss) from noncontrolling interests	19	(22)	NM	(24)	125	NM
Wells Fargo other comprehensive income (loss), net of tax	(764)	321	NM	1,887	(1,129)	NM
Wells Fargo comprehensive income	4,880	6,117	(20)	18,551	16,190	15
Comprehensive income from noncontrolling interests	29	165	(82)	53	459	(88)
Total comprehensive income	$4,909	6,282	(22)	$18,604	16,649	12
NM – Not meaningful
FIVE QUARTER CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Quarter ended
(in millions)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Balance, beginning of period	$202,661	198,504	193,891	194,043	190,676
Cumulative effect from change in consolidation accounting (1)	—	—	121	—	—
Wells Fargo net income	5,644	5,558	5,462	5,575	5,796
Wells Fargo other comprehensive income (loss), net of tax	(764)	1,174	1,477	(2,092)	321
Noncontrolling interests	14	(92)	(5)	(100)	(123)
Common stock issued	300	397	1,079	310	505
Common stock repurchased (2)	(1,839)	(2,214)	(2,029)	(1,974)	(2,137)
Preferred stock released by ESOP	236	371	313	210	225
Common stock warrants repurchased/exercised	(17)	—	—	—	(17)
Preferred stock issued	—	1,126	975	—	975
Common stock dividends	(1,918)	(1,930)	(1,904)	(1,917)	(1,926)
Preferred stock dividends	(401)	(386)	(378)	(371)	(356)
Tax benefit from stock incentive compensation	31	23	149	22	22
Stock incentive compensation expense	39	139	369	204	98
Net change in deferred compensation and related plans	(28)	(9)	(1,016)	(19)	(16)
Balance, end of period	$203,958	202,661	198,504	193,891	194,043

(1)
Effective January 1, 2016, we adopted changes in consolidation accounting pursuant to Accounting Standards Update 2015-02 (Amendments to the Consolidation Analysis). Accordingly, we recorded a $121 million net increase to beginning noncontrolling interests as a cumulative-effect adjustment.

(2)	For the quarter ended December 31, 2015, includes $500 million related to a private forward repurchase transaction that settled in first quarter 2016 for 9.2 million shares of common stock.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended September 30,
	2016			2015
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$299,351	0.50%	$373	250,104	0.26%	$167
Trading assets	88,838	2.72	605	67,223	2.93	492
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	25,817	1.52	99	35,709	1.59	143
Securities of U.S. states and political subdivisions	55,170	4.28	590	48,238	4.22	510
Mortgage-backed securities:
Federal agencies	105,780	2.39	631	98,459	2.70	665
Residential and commercial	18,080	5.54	250	21,876	5.84	319
Total mortgage-backed securities	123,860	2.85	881	120,335	3.27	984
Other debt and equity securities	54,176	3.37	459	50,371	3.40	430
Total available-for-sale securities	259,023	3.13	2,029	254,653	3.24	2,067
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44,678	2.19	246	44,649	2.18	245
Securities of U.S. states and political subdivisions	2,507	5.24	33	2,151	5.17	28
Federal agency and other mortgage-backed securities	47,971	1.97	236	27,079	2.38	161
Other debt securities	3,909	1.98	19	5,371	1.75	24
Total held-to-maturity securities	99,065	2.15	534	79,250	2.30	458
Total investment securities	358,088	2.86	2,563	333,903	3.02	2,525
Mortgages held for sale (4)	24,060	3.44	207	24,159	3.69	223
Loans held for sale (4)	199	3.04	2	568	2.57	4
Loans:
Commercial:
Commercial and industrial - U.S.	271,226	3.48	2,369	241,409	3.30	2,005
Commercial and industrial - Non U.S.	51,261	2.40	309	45,923	1.83	212
Real estate mortgage	128,809	3.48	1,127	120,983	3.31	1,009
Real estate construction	23,212	3.50	205	21,626	3.39	184
Lease financing	18,896	4.70	223	12,282	4.18	129
Total commercial	493,404	3.42	4,233	442,223	3.18	3,539
Consumer:
Real estate 1-4 family first mortgage	278,509	3.97	2,764	269,437	4.10	2,762
Real estate 1-4 family junior lien mortgage	48,927	4.37	537	55,298	4.22	588
Credit card	34,578	11.60	1,008	31,649	11.73	936
Automobile	62,461	5.60	880	58,534	5.80	855
Other revolving credit and installment	39,605	5.92	590	37,954	5.84	559
Total consumer	464,080	4.97	5,779	452,872	5.01	5,700
Total loans (4)	957,484	4.17	10,012	895,095	4.11	9,239
Other	6,488	2.30	36	5,028	5.11	64
Total earning assets	$1,734,508	3.17%	$13,798	1,576,080	3.21%	$12,714
Funding sources
Deposits:
Interest-bearing checking	$44,056	0.15%	$17	37,783	0.05%	$5
Market rate and other savings	667,185	0.07	110	628,119	0.06	90
Savings certificates	25,185	0.30	19	30,897	0.58	44
Other time deposits	54,921	0.93	128	48,676	0.46	57
Deposits in foreign offices	107,072	0.30	82	111,521	0.13	36
Total interest-bearing deposits	898,419	0.16	356	856,996	0.11	232
Short-term borrowings	116,228	0.29	86	90,357	0.06	13
Long-term debt	252,400	1.59	1,006	180,569	1.45	655
Other liabilities	16,771	2.11	88	16,435	2.13	89
Total interest-bearing liabilities	1,283,818	0.48	1,536	1,144,357	0.34	989
Portion of noninterest-bearing funding sources	450,690	—	—	431,723	—	—
Total funding sources	$1,734,508	0.35	1,536	1,576,080	0.25	989
Net interest margin and net interest income on a taxable-equivalent basis (5)		2.82%	$12,262		2.96%	$11,725
Noninterest-earning assets
Cash and due from banks	$18,682			16,979
Goodwill	26,979			25,703
Other	134,417			127,640
Total noninterest-earning assets	$180,078			170,322
Noninterest-bearing funding sources
Deposits	$363,108			341,878
Other liabilities	63,777			67,964
Total equity	203,883			192,203
Noninterest-bearing funding sources used to fund earning assets	(450,690)			(431,723)
Net noninterest-bearing funding sources	$180,078			170,322
Total assets	$1,914,586			1,746,402

(1)
Our average prime rate was 3.50% and 3.25% for the quarters ended September 30, 2016 and 2015, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 0.79% and 0.31% for the same quarters, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)
Includes taxable-equivalent adjustments of $310 million and $268 million for the quarters ended September 30, 2016 and 2015, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Nine months ended September 30,
	2016			2015
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$292,635	0.49%	$1,076	264,218	0.27%	$543
Trading assets	83,580	2.86	1,792	65,954	2.91	1,437
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	30,588	1.56	358	31,242	1.57	368
Securities of U.S. states and political subdivisions	52,637	4.25	1,678	46,765	4.18	1,468
Mortgage-backed securities:
Federal agencies	98,099	2.57	1,889	99,523	2.71	2,021
Residential and commercial	19,488	5.39	787	22,823	5.80	992
Total mortgage-backed securities	117,587	3.03	2,676	122,346	3.28	3,013
Other debt and equity securities	53,680	3.36	1,349	48,758	3.44	1,257
Total available-for-sale securities	254,492	3.18	6,061	249,111	3.27	6,106
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44,671	2.19	733	44,010	2.19	722
Securities of U.S. states and political subdivisions	2,274	5.34	91	2,064	5.16	80
Federal agency and other mortgage-backed securities	37,087	2.08	577	19,871	2.14	319
Other debt securities	4,193	1.94	61	6,139	1.72	79
Total held-to-maturity securities	88,225	2.21	1,462	72,084	2.22	1,200
Total investment securities	342,717	2.93	7,523	321,195	3.03	7,306
Mortgages held for sale (4)	20,702	3.53	549	22,416	3.62	609
Loans held for sale (4)	240	3.71	7	644	2.93	14
Loans:
Commercial:
Commercial and industrial - U.S.	266,622	3.44	6,874	233,598	3.31	5,788
Commercial and industrial - Non U.S.	50,658	2.29	867	45,373	1.88	638
Real estate mortgage	125,902	3.43	3,236	115,224	3.45	2,972
Real estate construction	22,978	3.53	608	20,637	3.68	567
Lease financing	17,629	4.86	643	12,322	4.77	441
Total commercial	483,789	3.38	12,228	427,154	3.26	10,406
Consumer:
Real estate 1-4 family first mortgage	276,369	4.01	8,311	267,107	4.12	8,243
Real estate 1-4 family junior lien mortgage	50,585	4.38	1,659	57,068	4.24	1,812
Credit card	33,774	11.58	2,927	30,806	11.74	2,704
Automobile	61,246	5.64	2,588	57,180	5.87	2,512
Other revolving credit and installment	39,434	5.94	1,755	37,069	5.91	1,638
Total consumer	461,408	4.99	17,240	449,230	5.03	16,909
Total loans (4)	945,197	4.16	29,468	876,384	4.16	27,315
Other	6,104	2.23	101	4,874	5.21	191
Total earning assets	$1,691,175	3.20%	$40,516	1,555,685	3.21%	$37,415
Funding sources
Deposits:
Interest-bearing checking	$40,858	0.13%	$41	38,491	0.05%	$15
Market rate and other savings	659,257	0.07	327	620,510	0.06	274
Savings certificates	26,432	0.37	73	32,639	0.66	160
Other time deposits	58,087	0.84	364	52,459	0.43	168
Deposits in foreign offices	100,783	0.25	190	107,153	0.13	105
Total interest-bearing deposits	885,417	0.15	995	851,252	0.11	722
Short-term borrowings	111,993	0.28	231	82,258	0.09	52
Long-term debt	235,209	1.57	2,769	183,130	1.37	1,879
Other liabilities	16,534	2.10	260	16,576	2.16	269
Total interest-bearing liabilities	1,249,153	0.45	4,255	1,133,216	0.34	2,922
Portion of noninterest-bearing funding sources	442,022	—	—	422,469	—	—
Total funding sources	$1,691,175	0.34	4,255	1,555,685	0.25	2,922
Net interest margin and net interest income on a taxable-equivalent basis (5)		2.86%	$36,261		2.96%	$34,493
Noninterest-earning assets
Cash and due from banks	$18,499			17,167
Goodwill	26,696			25,703
Other	129,324			129,412
Total noninterest-earning assets	$174,519			172,282
Noninterest-bearing funding sources
Deposits	$353,870			335,160
Other liabilities	62,169			69,167
Total equity	200,502			190,424
Noninterest-bearing funding sources used to fund earning assets	(442,022)			(422,469)
Net noninterest-bearing funding sources	$174,519			172,282
Total assets	$1,865,694			1,727,967

(1)
Our average prime rate was 3.50% and 3.25% for the first nine months of 2016 and 2015, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 0.69% and 0.28% for the same periods, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)
Includes taxable-equivalent adjustments of $909 million and $780 million for the first nine months of 2016 and 2015, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended
	Sep 30, 2016		Jun 30, 2016		Mar 31, 2016		Dec 31, 2015		Sep 30, 2015
($ in billions)	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$299.4	0.50%	$293.8	0.49%	$284.7	0.49%	$274.6	0.28%	$250.1	0.26%
Trading assets	88.8	2.72	81.4	2.86	80.5	3.01	68.8	3.33	67.2	2.93
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	25.8	1.52	31.5	1.56	34.4	1.59	34.6	1.58	35.7	1.59
Securities of U.S. states and political subdivisions	55.2	4.28	52.2	4.24	50.5	4.24	49.3	4.37	48.2	4.22
Mortgage-backed securities:
Federal agencies	105.8	2.39	92.0	2.53	96.5	2.80	102.3	2.79	98.4	2.70
Residential and commercial	18.1	5.54	19.6	5.44	20.8	5.20	21.5	5.51	21.9	5.84
Total mortgage-backed securities	123.9	2.85	111.6	3.04	117.3	3.23	123.8	3.26	120.3	3.27
Other debt and equity securities	54.2	3.37	53.3	3.48	53.6	3.21	52.7	3.35	50.4	3.40
Total available-for-sale securities	259.1	3.13	248.6	3.20	255.8	3.20	260.4	3.27	254.6	3.24
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44.6	2.19	44.6	2.19	44.7	2.20	44.7	2.18	44.6	2.18
Securities of U.S. states and political subdivisions	2.5	5.24	2.2	5.41	2.1	5.41	2.1	6.07	2.2	5.17
Federal agency and other mortgage-backed securities	48.0	1.97	35.1	1.90	28.1	2.49	28.2	2.42	27.1	2.38
Other debt securities	3.9	1.98	4.1	1.92	4.6	1.92	4.9	1.77	5.4	1.75
Total held-to-maturity securities	99.0	2.15	86.0	2.14	79.5	2.37	79.9	2.35	79.3	2.30
Total investment securities	358.1	2.86	334.6	2.93	335.3	3.01	340.3	3.05	333.9	3.02
Mortgages held for sale	24.1	3.44	20.1	3.60	17.9	3.59	19.2	3.66	24.2	3.69
Loans held for sale	0.2	3.04	0.2	4.83	0.3	3.23	0.4	4.96	0.6	2.57
Loans:
Commercial:
Commercial and industrial - U.S.	271.2	3.48	270.9	3.45	257.7	3.39	250.5	3.25	241.4	3.30
Commercial and industrial - Non U.S.	51.3	2.40	51.2	2.35	49.5	2.10	48.0	1.97	45.9	1.83
Real estate mortgage	128.8	3.48	126.1	3.41	122.7	3.41	121.8	3.30	121.0	3.31
Real estate construction	23.2	3.50	23.1	3.49	22.6	3.61	22.0	3.27	21.6	3.39
Lease financing	18.9	4.70	19.0	5.12	15.1	4.74	12.2	4.48	12.3	4.18
Total commercial	493.4	3.42	490.3	3.39	467.6	3.31	454.5	3.16	442.2	3.18
Consumer:
Real estate 1-4 family first mortgage	278.5	3.97	275.9	4.01	274.7	4.05	272.9	4.04	269.4	4.10
Real estate 1-4 family junior lien mortgage	48.9	4.37	50.6	4.37	52.2	4.39	53.8	4.28	55.3	4.22
Credit card	34.6	11.60	33.4	11.52	33.4	11.61	32.8	11.61	31.7	11.73
Automobile	62.5	5.60	61.1	5.66	60.1	5.67	59.5	5.74	58.5	5.80
Other revolving credit and installment	39.6	5.92	39.5	5.91	39.2	5.99	38.8	5.83	38.0	5.84
Total consumer	464.1	4.97	460.5	4.98	459.6	5.02	457.8	4.99	452.9	5.01
Total loans	957.5	4.17	950.8	4.16	927.2	4.16	912.3	4.08	895.1	4.11
Other	6.4	2.30	6.0	2.30	5.8	2.06	5.1	4.82	5.0	5.11
Total earning assets	$1,734.5	3.17%	$1,686.9	3.20%	$1,651.7	3.22%	$1,620.7	3.18%	$1,576.1	3.21%
Funding sources
Deposits:
Interest-bearing checking	$44.0	0.15%	$39.8	0.13%	$38.7	0.12%	$39.1	0.05%	$37.8	0.05%
Market rate and other savings	667.2	0.07	659.0	0.07	651.5	0.07	640.5	0.06	628.1	0.06
Savings certificates	25.2	0.30	26.2	0.35	27.9	0.45	29.6	0.54	30.9	0.58
Other time deposits	54.9	0.93	61.2	0.85	58.2	0.74	49.8	0.52	48.7	0.46
Deposits in foreign offices	107.1	0.30	97.5	0.23	97.7	0.21	107.1	0.14	111.5	0.13
Total interest-bearing deposits	898.4	0.16	883.7	0.15	874.0	0.14	866.1	0.11	857.0	0.11
Short-term borrowings	116.2	0.29	111.8	0.28	107.9	0.25	102.9	0.05	90.4	0.06
Long-term debt	252.4	1.59	236.2	1.56	216.9	1.56	190.9	1.49	180.6	1.45
Other liabilities	16.8	2.11	16.3	2.06	16.5	2.14	16.5	2.14	16.4	2.13
Total interest-bearing liabilities	1,283.8	0.48	1,248.0	0.45	1,215.3	0.43	1,176.4	0.36	1,144.4	0.34
Portion of noninterest-bearing funding sources	450.7	—	438.9	—	436.4	—	444.3	—	431.7	—
Total funding sources	$1,734.5	0.35	$1,686.9	0.34	$1,651.7	0.32	$1,620.7	0.26	$1,576.1	0.25
Net interest margin on a taxable-equivalent basis		2.82%		2.86%		2.90%		2.92%		2.96%
Noninterest-earning assets
Cash and due from banks	$18.7		18.8		18.0		17.8		17.0
Goodwill	27.0		27.0		26.1		25.6		25.7
Other	134.4		129.4		124.1		123.2		127.6
Total noninterest-earnings assets	$180.1		175.2		168.2		166.6		170.3
Noninterest-bearing funding sources
Deposits	$363.1		353.0		345.4		350.7		341.9
Other liabilities	63.8		60.1		62.6		65.2		67.9
Total equity	203.9		201.0		196.6		195.0		192.2
Noninterest-bearing funding sources used to fund earning assets	(450.7)		(438.9)		(436.4)		(444.3)		(431.7)
Net noninterest-bearing funding sources	$180.1		175.2		168.2		166.6		170.3
Total assets	$1,914.6		1,862.1		1,819.9		1,787.3		1,746.4

(1)
Our average prime rate was 3.50% for the quarters ended September 30, June 30 and March 31, 2016, 3.29% for the quarter ended December 31, 2015 and 3.25% for the quarter ended September 30, 2015. The average three-month London Interbank Offered Rate (LIBOR) was 0.79%, 0.64%, 0.62%, 0.41% and 0.31% for the same quarters, respectively.

(2)	Yields/rates include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended September 30,		%	Nine months ended September 30,		%
(in millions)	2016	2015	Change	2016	2015	Change
Service charges on deposit accounts	$1,370	1,335	3%	$4,015	3,839	5%
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,344	2,368	(1)	6,874	7,147	(4)
Trust and investment management	849	843	1	2,499	2,556	(2)
Investment banking	420	359	17	1,172	1,254	(7)
Total trust and investment fees	3,613	3,570	1	10,545	10,957	(4)
Card fees	997	953	5	2,935	2,754	7
Other fees:
Charges and fees on loans	306	307	—	936	920	2
Cash network fees	138	136	1	407	393	4
Commercial real estate brokerage commissions	119	124	(4)	322	394	(18)
Letters of credit fees	81	89	(9)	242	267	(9)
Wire transfer and other remittance fees	103	95	8	296	275	8
All other fees (1)(2)(3)	179	348	(49)	562	1,035	(46)
Total other fees	926	1,099	(16)	2,765	3,284	(16)
Mortgage banking:
Servicing income, net	359	674	(47)	1,569	1,711	(8)
Net gains on mortgage loan origination/sales activities	1,308	915	43	3,110	3,130	(1)
Total mortgage banking	1,667	1,589	5	4,679	4,841	(3)
Insurance	293	376	(22)	1,006	1,267	(21)
Net gains (losses) from trading activities	415	(26)	NM	943	515	83
Net gains on debt securities	106	147	(28)	797	606	32
Net gains from equity investments	140	920	(85)	573	1,807	(68)
Lease income	534	189	183	1,404	476	195
Life insurance investment income	152	150	1	455	440	3
All other (3)	163	116	41	1,216	(28)	NM
Total	$10,376	10,418	—	$31,333	30,758	2
NM – Not meaningful

(1)	Wire transfer and other remittance fees, reflected in all other fees prior to 2016, have been separately disclosed.

(2)	All other fees have been revised to include merchant processing fees for all periods presented.

(3)	Effective fourth quarter 2015, the Company's proportionate share of its merchant services joint venture earnings is included in All other income.

NONINTEREST EXPENSE

	Quarter ended Sep 30,		%	Nine months ended Sep 30,		%
(in millions)	2016	2015	Change	2016	2015	Change
Salaries	$4,224	4,035	5%	$12,359	11,822	5%
Commission and incentive compensation	2,520	2,604	(3)	7,769	7,895	(2)
Employee benefits	1,223	821	49	3,993	3,404	17
Equipment	491	459	7	1,512	1,423	6
Net occupancy	718	728	(1)	2,145	2,161	(1)
Core deposit and other intangibles	299	311	(4)	891	935	(5)
FDIC and other deposit assessments	310	245	27	815	715	14
Outside professional services	802	663	21	2,154	1,838	17
Operating losses	577	523	10	1,365	1,339	2
Outside data processing	233	258	(10)	666	780	(15)
Contract services	313	249	26	878	712	23
Postage, stationery and supplies	150	174	(14)	466	525	(11)
Travel and entertainment	144	166	(13)	509	496	3
Advertising and promotion	117	135	(13)	417	422	(1)
Insurance	23	95	(76)	156	391	(60)
Telecommunications	101	109	(7)	287	333	(14)
Foreclosed assets	(17)	109	NM	127	361	(65)
Operating leases	363	79	359	950	205	363
All other	677	636	6	1,703	1,618	5
Total	$13,268	12,399	7	$39,162	37,375	5
NM - Not meaningful

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
(in millions)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Service charges on deposit accounts	$1,370	1,336	1,309	1,329	1,335
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,344	2,291	2,239	2,288	2,368
Trust and investment management	849	835	815	838	843
Investment banking	420	421	331	385	359
Total trust and investment fees	3,613	3,547	3,385	3,511	3,570
Card fees	997	997	941	966	953
Other fees:
Charges and fees on loans	306	317	313	308	307
Cash network fees	138	138	131	129	136
Commercial real estate brokerage commissions	119	86	117	224	124
Letters of credit fees	81	83	78	86	89
Wire transfer and other remittance fees	103	101	92	95	95
All other fees (1)(2)(3)	179	181	202	198	348
Total other fees	926	906	933	1,040	1,099
Mortgage banking:
Servicing income, net	359	360	850	730	674
Net gains on mortgage loan origination/sales activities	1,308	1,054	748	930	915
Total mortgage banking	1,667	1,414	1,598	1,660	1,589
Insurance	293	286	427	427	376
Net gains (losses) from trading activities	415	328	200	99	(26)
Net gains on debt securities	106	447	244	346	147
Net gains from equity investments	140	189	244	423	920
Lease income	534	497	373	145	189
Life insurance investment income	152	149	154	139	150
All other (3)	163	333	720	(87)	116
Total	$10,376	10,429	10,528	9,998	10,418

(1)	Wire transfer and other remittance fees, reflected in all other fees prior to 2016, have been separately disclosed.

(2)	All other fees have been revised to include merchant processing fees for all periods presented.

(3)	Effective fourth quarter 2015, the Company's proportionate share of its merchant services joint venture earnings is included in All other income.

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
(in millions)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Salaries	$4,224	4,099	4,036	4,061	4,035
Commission and incentive compensation	2,520	2,604	2,645	2,457	2,604
Employee benefits	1,223	1,244	1,526	1,042	821
Equipment	491	493	528	640	459
Net occupancy	718	716	711	725	728
Core deposit and other intangibles	299	299	293	311	311
FDIC and other deposit assessments	310	255	250	258	245
Outside professional services	802	769	583	827	663
Operating losses	577	334	454	532	523
Outside data processing	233	225	208	205	258
Contract services	313	283	282	266	249
Postage, stationery and supplies	150	153	163	177	174
Travel and entertainment	144	193	172	196	166
Advertising and promotion	117	166	134	184	135
Insurance	23	22	111	57	95
Telecommunications	101	94	92	106	109
Foreclosed assets	(17)	66	78	20	109
Operating leases	363	352	235	73	79
All other	677	499	527	462	636
Total	$13,268	12,866	13,028	12,599	12,399

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

(in millions, except shares)	Sep 30, 2016	Dec 31, 2015	% Change
Assets
Cash and due from banks	$19,287	19,111	1%
Federal funds sold, securities purchased under resale agreements and other short-term investments	298,325	270,130	10
Trading assets	85,946	77,202	11
Investment securities:
Available-for-sale, at fair value	291,591	267,358	9
Held-to-maturity, at cost	99,241	80,197	24
Mortgages held for sale	27,423	19,603	40
Loans held for sale	183	279	(34)
Loans	961,326	916,559	5
Allowance for loan losses	(11,583)	(11,545)	—
Net loans	949,743	905,014	5
Mortgage servicing rights:
Measured at fair value	10,415	12,415	(16)
Amortized	1,373	1,308	5
Premises and equipment, net	8,322	8,704	(4)
Goodwill	26,688	25,529	5
Other assets	123,587	100,782	23
Total assets	$1,942,124	1,787,632	9
Liabilities
Noninterest-bearing deposits	$376,136	351,579	7
Interest-bearing deposits	899,758	871,733	3
Total deposits	1,275,894	1,223,312	4
Short-term borrowings	124,668	97,528	28
Accrued expenses and other liabilities	82,769	73,365	13
Long-term debt	254,835	199,536	28
Total liabilities	1,738,166	1,593,741	9
Equity
Wells Fargo stockholders’ equity:
Preferred stock	24,594	22,214	11
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,481,811,474 shares	9,136	9,136	—
Additional paid-in capital	60,685	60,714	—
Retained earnings	130,288	120,866	8
Cumulative other comprehensive income	2,184	297	635
Treasury stock – 457,922,273 shares and 389,682,664 shares	(22,247)	(18,867)	18
Unearned ESOP shares	(1,612)	(1,362)	18
Total Wells Fargo stockholders’ equity	203,028	192,998	5
Noncontrolling interests	930	893	4
Total equity	203,958	193,891	5
Total liabilities and equity	$1,942,124	1,787,632	9

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Assets
Cash and due from banks	$19,287	20,407	19,084	19,111	17,395
Federal funds sold, securities purchased under resale agreements and other short-term investments	298,325	295,521	300,547	270,130	254,811
Trading assets	85,946	80,093	73,158	77,202	73,894
Investment securities:
Available-for-sale, at fair value	291,591	253,006	255,551	267,358	266,406
Held-to-maturity, at cost	99,241	100,420	79,348	80,197	78,668
Mortgages held for sale	27,423	23,930	18,041	19,603	21,840
Loans held for sale	183	220	280	279	430
Loans	961,326	957,157	947,258	916,559	903,233
Allowance for loan losses	(11,583)	(11,664)	(11,621)	(11,545)	(11,659)
Net loans	949,743	945,493	935,637	905,014	891,574
Mortgage servicing rights:
Measured at fair value	10,415	10,396	11,333	12,415	11,778
Amortized	1,373	1,353	1,359	1,308	1,277
Premises and equipment, net	8,322	8,289	8,349	8,704	8,800
Goodwill	26,688	26,963	27,003	25,529	25,684
Other assets	123,587	123,144	119,492	100,782	98,708
Total assets	$1,942,124	1,889,235	1,849,182	1,787,632	1,751,265
Liabilities
Noninterest-bearing deposits	$376,136	361,934	348,888	351,579	339,761
Interest-bearing deposits	899,758	883,539	892,602	871,733	862,418
Total deposits	1,275,894	1,245,473	1,241,490	1,223,312	1,202,179
Short-term borrowings	124,668	120,258	107,703	97,528	88,069
Accrued expenses and other liabilities	82,769	76,916	73,597	73,365	81,700
Long-term debt	254,835	243,927	227,888	199,536	185,274
Total liabilities	1,738,166	1,686,574	1,650,678	1,593,741	1,557,222
Equity
Wells Fargo stockholders’ equity:
Preferred stock	24,594	24,830	24,051	22,214	22,424
Common stock	9,136	9,136	9,136	9,136	9,136
Additional paid-in capital	60,685	60,691	60,602	60,714	60,998
Retained earnings	130,288	127,076	123,891	120,866	117,593
Cumulative other comprehensive income	2,184	2,948	1,774	297	2,389
Treasury stock	(22,247)	(21,068)	(19,687)	(18,867)	(17,899)
Unearned ESOP shares	(1,612)	(1,868)	(2,271)	(1,362)	(1,590)
Total Wells Fargo stockholders’ equity	203,028	201,745	197,496	192,998	193,051
Noncontrolling interests	930	916	1,008	893	992
Total equity	203,958	202,661	198,504	193,891	194,043
Total liabilities and equity	$1,942,124	1,889,235	1,849,182	1,787,632	1,751,265

Wells Fargo & Company and Subsidiaries
FIVE QUARTER INVESTMENT SECURITIES

(in millions)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	$26,376	27,939	33,813	36,250	35,423
Securities of U.S. states and political subdivisions	55,366	54,024	51,574	49,990	49,423
Mortgage-backed securities:
Federal agencies	135,692	95,868	95,463	104,546	105,023
Residential and commercial	18,387	19,938	21,246	22,646	22,836
Total mortgage-backed securities	154,079	115,806	116,709	127,192	127,859
Other debt securities	54,537	53,935	51,956	52,289	51,760
Total available-for-sale debt securities	290,358	251,704	254,052	265,721	264,465
Marketable equity securities	1,233	1,302	1,499	1,637	1,941
Total available-for-sale securities	291,591	253,006	255,551	267,358	266,406
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44,682	44,675	44,667	44,660	44,653
Securities of U.S. states and political subdivisions	2,994	2,181	2,183	2,185	2,187
Federal agency and other mortgage-backed securities (1)	47,721	49,594	28,016	28,604	26,828
Other debt securities	3,844	3,970	4,482	4,748	5,000
Total held-to-maturity debt securities	99,241	100,420	79,348	80,197	78,668
Total investment securities	$390,832	353,426	334,899	347,555	345,074

(1)	Predominantly consists of federal agency mortgage-backed securities.
FIVE QUARTER LOANS

(in millions)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Commercial:
Commercial and industrial	$324,020	323,858	321,547	299,892	292,234
Real estate mortgage	130,223	128,320	124,711	122,160	121,252
Real estate construction	23,340	23,387	22,944	22,164	21,710
Lease financing	18,871	18,973	19,003	12,367	12,142
Total commercial	496,454	494,538	488,205	456,583	447,338
Consumer:
Real estate 1-4 family first mortgage	278,689	277,162	274,734	273,869	271,311
Real estate 1-4 family junior lien mortgage	48,105	49,772	51,324	53,004	54,592
Credit card	34,992	34,137	33,139	34,039	32,286
Automobile	62,873	61,939	60,658	59,966	59,164
Other revolving credit and installment	40,213	39,609	39,198	39,098	38,542
Total consumer	464,872	462,619	459,053	459,976	455,895
Total loans (1)	$961,326	957,157	947,258	916,559	903,233

(1)
Includes $17.7 billion, $19.3 billion, $20.3 billion, $20.0 billion, and $20.7 billion of purchased credit-impaired (PCI) loans at September 30, June 30, and March 31, 2016, and December 31, and September 30, 2015, respectively.

Our foreign loans are reported by respective class of financing receivable in the table above. Substantially all of our foreign loan portfolio is commercial loans. Loans are classified as foreign primarily based on whether the borrower's primary address is outside of the United States. The following table presents total commercial foreign loans outstanding by class of financing receivable.

(in millions)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Commercial foreign loans:
Commercial and industrial	$51,515	50,515	51,884	49,049	46,380
Real estate mortgage	8,466	8,467	8,367	8,350	8,662
Real estate construction	310	246	311	444	396
Lease financing	958	987	983	274	279
Total commercial foreign loans	$61,249	60,215	61,545	58,117	55,717

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Nonaccrual loans:
Commercial:
Commercial and industrial	$3,331	3,464	2,911	1,363	1,031
Real estate mortgage	780	872	896	969	1,125
Real estate construction	59	59	63	66	151
Lease financing	92	112	99	26	29
Total commercial	4,262	4,507	3,969	2,424	2,336
Consumer:
Real estate 1-4 family first mortgage	5,310	5,970	6,683	7,293	7,425
Real estate 1-4 family junior lien mortgage	1,259	1,330	1,421	1,495	1,612
Automobile	108	111	114	121	123
Other revolving credit and installment	47	45	47	49	41
Total consumer	6,724	7,456	8,265	8,958	9,201
Total nonaccrual loans (1)(2)(3)	$10,986	11,963	12,234	11,382	11,537
As a percentage of total loans	1.14%	1.25	1.29	1.24	1.28
Foreclosed assets:
Government insured/guaranteed	$282	321	386	446	502
Non-government insured/guaranteed	738	796	893	979	1,265
Total foreclosed assets	1,020	1,117	1,279	1,425	1,767
Total nonperforming assets	$12,006	13,080	13,513	12,807	13,304
As a percentage of total loans	1.25%	1.37	1.43	1.40	1.47

(1)	Includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.

(2)	Excludes PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.

(3)
Real estate 1-4 family mortgage loans predominantly insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) and student loans predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program are not placed on nonaccrual status because they are insured or guaranteed.

Wells Fargo & Company and Subsidiaries
LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

(in millions)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Total (excluding PCI)(1):	$12,068	12,385	13,060	14,380	14,405
Less: FHA insured/guaranteed by the VA (2)(3)	11,198	11,577	12,233	13,373	13,500
Less: Student loans guaranteed under the FFELP (4)	17	20	24	26	33
Total, not government insured/guaranteed	$853	788	803	981	872
By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$47	36	24	97	53
Real estate mortgage	4	22	8	13	24
Real estate construction	—	—	2	4	—
Total commercial	51	58	34	114	77
Consumer:
Real estate 1-4 family first mortgage (3)	171	169	167	224	216
Real estate 1-4 family junior lien mortgage (3)	54	52	55	65	61
Credit card	392	348	389	397	353
Automobile	81	64	55	79	66
Other revolving credit and installment	104	97	103	102	99
Total consumer	802	730	769	867	795
Total, not government insured/guaranteed	$853	788	803	981	872

(1)	PCI loans totaled $2.2 billion, $2.4 billion, $2.7 billion, $2.9 billion and $3.2 billion, at September 30, June 30, and March 31, 2016, and December 31, and September 30, 2015, respectively.

(2)	Represents loans whose repayments are predominantly insured by the FHA or guaranteed by the VA.

(3)	Includes mortgages held for sale 90 days or more past due and still accruing.

(4)	Represents loans whose repayments are predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the FFELP.

Wells Fargo & Company and Subsidiaries
CHANGES IN ACCRETABLE YIELD RELATED TO PURCHASED CREDIT-IMPAIRED (PCI) LOANS

Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. PCI loans predominantly represent loans acquired from Wachovia that were deemed to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due and nonaccrual status, recent borrower credit scores and recent LTV percentages. PCI loans are initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the associated allowance for credit losses related to these loans is not carried over at the acquisition date.

As a result of PCI loan accounting, certain credit-related ratios cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

The excess of cash flows expected to be collected over the carrying value of PCI loans is referred to as the accretable yield and is accreted into interest income over the estimated lives of the PCI loans using the effective yield method. The accretable yield is affected by:

•	Changes in interest rate indices for variable rate PCI loans - Expected future cash flows are based on the variable rates in effect at the time of the quarterly assessment of expected cash flows;

•	Changes in prepayment assumptions - Prepayments affect the estimated life of PCI loans which may change the amount of interest income, and possibly principal, expected to be collected; and

•
Changes in the expected principal and interest payments over the estimated life - Updates to changes in expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The change in the accretable yield related to PCI loans since the merger with Wachovia is presented in the following table.

(in millions)	Quarter ended Sep 30, 2016	Nine months ended Sep 30, 2016	2009-2015
Balance, beginning of period	$15,727	16,301	10,447
Addition of accretable yield due to acquisitions	(11)	58	132
Accretion into interest income (1)	(324)	(992)	(14,212)
Accretion into noninterest income due to sales (2)	—	(9)	(458)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows (3)	1,163	1,221	9,734
Changes in expected cash flows that do not affect nonaccretable difference (4)	(4,936)	(4,960)	10,658
Balance, end of period	$11,619	11,619	16,301

(1)	Includes accretable yield released as a result of settlements with borrowers, which is included in interest income.

(2)	Includes accretable yield released as a result of sales to third parties, which is included in noninterest income.

(3)
At September 30, 2016, our carrying value for PCI loans totaled $17.7 billion and the remainder of nonaccretable difference established in purchase accounting totaled $936 million. The nonaccretable difference absorbs losses of contractual amounts that exceed our carrying value for PCI loans.

(4)
Represents changes in cash flows expected to be collected due to the impact of modifications, changes in prepayment assumptions, changes in interest rates on variable rate PCI loans and sales to third parties.

Wells Fargo & Company and Subsidiaries
PICK-A-PAY PORTFOLIO (1)

	September 30, 2016
	PCI loans				All other loans
(in millions)	Adjusted unpaid principal balance (2)	Current LTV ratio (3)	Carrying value (4)	Ratio of carrying value to current value (5)	Carrying value (4)	Ratio of carrying value to current value (5)
California	$14,852	66%	$11,643	51%	$8,330	48%
Florida	1,701	76	1,266	55	1,740	61
New Jersey	697	80	509	57	1,142	67
New York	494	75	415	57	561	64
Texas	182	50	161	44	686	40
Other states	3,458	75	2,712	58	4,834	61
Total Pick-a-Pay loans	$21,384	69	$16,706	53	$17,293	54

(1)	The individual states shown in this table represent the top five states based on the total net carrying value of the Pick-a-Pay loans at the beginning of 2016.

(2)
Adjusted unpaid principal balance includes write-downs taken on loans where severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.

(3)
The current LTV ratio is calculated as the adjusted unpaid principal balance divided by the collateral value. Collateral values are generally determined using automated valuation models (AVM) and are updated quarterly. AVMs are computer-based tools used to estimate market values of homes based on processing large volumes of market data including market comparables and price trends for local market areas.

(4)
Carrying value, which does not reflect the allowance for loan losses, includes remaining purchase accounting adjustments, which, for PCI loans may include the nonaccretable difference and the accretable yield and, for all other loans, an adjustment to mark the loans to a market yield at date of merger less any subsequent charge-offs.

(5)	The ratio of carrying value to current value is calculated as the carrying value divided by the collateral value.

Wells Fargo & Company and Subsidiaries
CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended September 30,		Nine months ended September 30,
(in millions)	2016	2015	2016	2015
Balance, beginning of period	$12,749	12,614	12,512	13,169
Provision for credit losses	805	703	2,965	1,611
Interest income on certain impaired loans (1)	(54)	(48)	(153)	(150)
Loan charge-offs:
Commercial:
Commercial and industrial	(324)	(172)	(1,110)	(459)
Real estate mortgage	(7)	(9)	(13)	(48)
Real estate construction	—	—	(1)	(2)
Lease financing	(4)	(5)	(25)	(11)
Total commercial	(335)	(186)	(1,149)	(520)
Consumer:
Real estate 1-4 family first mortgage	(106)	(145)	(366)	(394)
Real estate 1-4 family junior lien mortgage	(119)	(159)	(385)	(501)
Credit card	(296)	(259)	(930)	(821)
Automobile	(215)	(186)	(602)	(531)
Other revolving credit and installment	(170)	(160)	(508)	(465)
Total consumer	(906)	(909)	(2,791)	(2,712)
Total loan charge-offs	(1,241)	(1,095)	(3,940)	(3,232)
Loan recoveries:
Commercial:
Commercial and industrial	65	50	210	192
Real estate mortgage	35	32	90	97
Real estate construction	18	8	30	25
Lease financing	2	2	10	6
Total commercial	120	92	340	320
Consumer:
Real estate 1-4 family first mortgage	86	83	284	182
Real estate 1-4 family junior lien mortgage	70	70	200	195
Credit card	51	43	153	123
Automobile	78	73	248	249
Other revolving credit and installment	31	31	100	102
Total consumer	316	300	985	851
Total loan recoveries	436	392	1,325	1,171
Net loan charge-offs	(805)	(703)	(2,615)	(2,061)
Other	(1)	(4)	(15)	(7)
Balance, end of period	$12,694	12,562	12,694	12,562
Components:
Allowance for loan losses	$11,583	11,659	11,583	11,659
Allowance for unfunded credit commitments	1,111	903	1,111	903
Allowance for credit losses	$12,694	12,562	12,694	12,562
Net loan charge-offs (annualized) as a percentage of average total loans	0.33%	0.31	0.37	0.31
Allowance for loan losses as a percentage of total loans	1.20	1.29	1.20	1.29
Allowance for credit losses as a percentage of total loans	1.32	1.39	1.32	1.39

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize changes in allowance attributable to the passage of time as interest income.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
(in millions)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Balance, beginning of quarter	$12,749	12,668	12,512	12,562	12,614
Provision for credit losses	805	1,074	1,086	831	703
Interest income on certain impaired loans (1)	(54)	(51)	(48)	(48)	(48)
Loan charge-offs:
Commercial:
Commercial and industrial	(324)	(437)	(349)	(275)	(172)
Real estate mortgage	(7)	(3)	(3)	(11)	(9)
Real estate construction	—	(1)	—	(2)	—
Lease financing	(4)	(17)	(4)	(3)	(5)
Total commercial	(335)	(458)	(356)	(291)	(186)
Consumer:
Real estate 1-4 family first mortgage	(106)	(123)	(137)	(113)	(145)
Real estate 1-4 family junior lien mortgage	(119)	(133)	(133)	(134)	(159)
Credit card	(296)	(320)	(314)	(295)	(259)
Automobile	(215)	(176)	(211)	(211)	(186)
Other revolving credit and installment	(170)	(163)	(175)	(178)	(160)
Total consumer	(906)	(915)	(970)	(931)	(909)
Total loan charge-offs	(1,241)	(1,373)	(1,326)	(1,222)	(1,095)
Loan recoveries:
Commercial:
Commercial and industrial	65	69	76	60	50
Real estate mortgage	35	23	32	30	32
Real estate construction	18	4	8	12	8
Lease financing	2	5	3	2	2
Total commercial	120	101	119	104	92
Consumer:
Real estate 1-4 family first mortgage	86	109	89	63	83
Real estate 1-4 family junior lien mortgage	70	71	59	64	70
Credit card	51	50	52	52	43
Automobile	78	86	84	76	73
Other revolving credit and installment	31	32	37	32	31
Total consumer	316	348	321	287	300
Total loan recoveries	436	449	440	391	392
Net loan charge-offs	(805)	(924)	(886)	(831)	(703)
Other	(1)	(18)	4	(2)	(4)
Balance, end of quarter	$12,694	12,749	12,668	12,512	12,562
Components:
Allowance for loan losses	$11,583	11,664	11,621	11,545	11,659
Allowance for unfunded credit commitments	1,111	1,085	1,047	967	903
Allowance for credit losses	$12,694	12,749	12,668	12,512	12,562
Net loan charge-offs (annualized) as a percentage of average total loans	0.33%	0.39	0.38	0.36	0.31
Allowance for loan losses as a percentage of:
Total loans	1.20	1.22	1.23	1.26	1.29
Nonaccrual loans	105	98	95	101	101
Nonaccrual loans and other nonperforming assets	96	89	86	90	88
Allowance for credit losses as a percentage of:
Total loans	1.32	1.33	1.34	1.37	1.39
Nonaccrual loans	116	107	104	110	109
Nonaccrual loans and other nonperforming assets	106	97	94	98	94

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance attributable to the passage of time as interest income.

Wells Fargo & Company and Subsidiaries
TANGIBLE COMMON EQUITY (1)

(in millions, except ratios)		Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Tangible book value per common share (1):
Total equity		$203,958	202,661	198,504	193,891	194,043
Adjustments:
Preferred stock		(24,594)	(24,830)	(24,051)	(22,214)	(22,424)
Additional paid-in capital on ESOP preferred stock		(130)	(150)	(182)	(110)	(128)
Unearned ESOP shares		1,612	1,868	2,271	1,362	1,590
Noncontrolling interests		(930)	(916)	(1,008)	(893)	(992)
Total common stockholders' equity	(A)	179,916	178,633	175,534	172,036	172,089
Adjustments:
Goodwill		(26,688)	(26,963)	(27,003)	(25,529)	(25,684)
Certain identifiable intangible assets (other than MSRs)		(3,001)	(3,356)	(3,814)	(3,167)	(3,479)
Other assets (2)		(2,230)	(2,110)	(2,023)	(2,074)	(1,742)
Applicable deferred taxes (3)		1,832	1,906	1,985	2,071	2,168
Tangible common equity	(B)	$149,829	148,110	144,679	143,337	143,352
Common shares outstanding	(C)	5,023.9	5,048.5	5,075.9	5,092.1	5,108.5
Book value per common share	(A)/(C)	$35.81	35.38	34.58	33.78	33.69
Tangible book value per common share	(B)/(C)	29.82	29.34	28.50	28.15	28.06

		Quarter ended					Nine months ended
(in millions, except ratios)		Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015
Return on average tangible common equity (1):
Net income applicable to common stock	(A)	$5,243	5,173	5,085	5,203	5,443	15,501	16,267
Average total equity		203,883	201,003	196,586	195,025	192,203	200,502	190,424
Adjustments:
Preferred stock		(24,813)	(24,091)	(23,963)	(22,407)	(21,807)	(24,291)	(21,481)
Additional paid-in capital on ESOP preferred stock		(148)	(168)	(201)	(127)	(147)	(172)	(142)
Unearned ESOP shares		1,850	2,094	2,509	1,572	1,818	2,150	1,764
Noncontrolling interests		(927)	(984)	(904)	(979)	(1,012)	(938)	(1,071)
Average common stockholders’ equity	(B)	179,845	177,854	174,027	173,084	171,055	177,251	169,494
Adjustments:
Goodwill		(26,979)	(27,037)	(26,069)	(25,580)	(25,703)	(26,696)	(25,703)
Certain identifiable intangible assets (other than MSRs)		(3,145)	(3,600)	(3,407)	(3,317)	(3,636)	(3,383)	(3,953)
Other assets (2)		(2,131)	(2,096)	(2,065)	(1,987)	(1,757)	(2,097)	(1,542)
Applicable deferred taxes (3)		1,855	1,934	2,014	2,103	2,200	1,973	2,344
Average tangible common equity	(C)	$149,445	147,055	144,500	144,303	142,159	147,048	140,640
Return on average common stockholders' equity (ROE)	(A)/(B)	11.60%	11.70	11.75	11.93	12.62	11.68	12.83
Return on average tangible common equity (ROTCE)	(A)/(C)	13.96	14.15	14.15	14.30	15.19	14.08	15.46

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity.

(2)	Represents goodwill and other intangibles on nonmarketable equity investments, which are included in other assets.

(3)
Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

Wells Fargo & Company and Subsidiaries
COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1)

		Estimated
(in billions, except ratio)		Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Total equity		$204.0	202.7	198.5	193.9	194.0
Adjustments:
Preferred stock		(24.6)	(24.8)	(24.1)	(22.2)	(22.4)
Additional paid-in capital on ESOP preferred stock		(0.1)	(0.2)	(0.2)	(0.1)	(0.1)
Unearned ESOP shares		1.6	1.9	2.3	1.3	1.5
Noncontrolling interests		(1.0)	(1.0)	(1.0)	(0.9)	(0.9)
Total common stockholders' equity		179.9	178.6	175.5	172.0	172.1
Adjustments:
Goodwill		(26.7)	(27.0)	(27.0)	(25.5)	(25.7)
Certain identifiable intangible assets (other than MSRs)		(3.0)	(3.4)	(3.8)	(3.2)	(3.5)
Other assets (2)		(2.2)	(2.0)	(2.1)	(2.1)	(1.7)
Applicable deferred taxes (3)		1.8	1.9	2.0	2.1	2.2
Investment in certain subsidiaries and other		(2.0)	(2.5)	(1.9)	(0.9)	(1.6)
Common Equity Tier 1 (Fully Phased-In) under Basel III	(A)	147.8	145.6	142.7	142.4	141.8
Total risk-weighted assets (RWAs) anticipated under Basel III (4)(5)	(B)	$1,386.7	1,372.9	1,345.1	1,321.7	1,331.8
Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (5)	(A)/(B)	10.7%	10.6	10.6	10.8	10.6

(1)
Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. These rules established a new comprehensive capital framework for U.S. banking organizations that implements the Basel III capital framework and certain provisions of the Dodd-Frank Act. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. Fully phased-in regulatory capital amounts, ratios and RWAs are considered non-GAAP financial measures that are used by management, bank regulatory agencies, investors and analysts to assess and monitor the Company’s capital position.

(2)	Represents goodwill and other intangibles on nonmarketable equity investments, which are included in other assets.

(3)
Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(4)
The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of September 30, 2016, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for June 30 and March 31, 2016, and December 31 and September 30, 2015, was calculated under the Basel III Standardized Approach RWAs.

(5)	The Company’s September 30, 2016, RWAs and capital ratio are preliminary estimates.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wealth and Investment Management		Other (2)		Consolidated Company
	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015
Quarter ended Sep 30,
Net interest income (3)	$7,430	7,409	4,062	3,611	977	887	(517)	(450)	11,952	11,457
Provision (reversal of provision) for credit losses	651	668	157	36	4	(6)	(7)	5	805	703
Noninterest income	4,957	5,524	3,085	2,715	3,122	2,991	(788)	(812)	10,376	10,418
Noninterest expense	6,953	6,778	4,120	3,503	2,999	2,909	(804)	(791)	13,268	12,399
Income (loss) before income tax expense (benefit)	4,783	5,487	2,870	2,787	1,096	975	(494)	(476)	8,255	8,773
Income tax expense (benefit)	1,546	1,785	827	815	415	371	(187)	(181)	2,601	2,790
Net income (loss) before noncontrolling interests	3,237	3,702	2,043	1,972	681	604	(307)	(295)	5,654	5,983
Less: Net income (loss) from noncontrolling interests	10	142	(4)	47	4	(2)	—	—	10	187
Net income (loss)	$3,227	3,560	2,047	1,925	677	606	(307)	(295)	5,644	5,796

Average loans	$489.2	477.0	454.3	405.6	68.4	61.1	(54.4)	(48.6)	957.5	895.1
Average assets	993.6	898.9	794.2	739.1	212.1	192.6	(85.3)	(84.2)	1,914.6	1,746.4
Average deposits	708.0	655.6	441.2	442.0	189.2	172.6	(76.9)	(71.3)	1,261.5	1,198.9

Nine months ended Sep 30,
Net interest income (3)	$22,277	21,833	11,729	10,639	2,852	2,545	(1,506)	(1,304)	35,352	33,713
Provision (reversal of provision) for credit losses	2,060	1,723	905	(99)	(8)	(19)	8	6	2,965	1,611
Noninterest income	14,928	15,178	9,660	8,706	9,020	9,285	(2,275)	(2,411)	31,333	30,758
Noninterest expense	20,437	20,088	12,124	10,625	9,017	9,069	(2,416)	(2,407)	39,162	37,375
Income (loss) before income tax expense (benefit)	14,708	15,200	8,360	8,819	2,863	2,780	(1,373)	(1,314)	24,558	25,485
Income tax expense (benefit)	4,910	4,695	2,341	2,583	1,087	1,054	(521)	(500)	7,817	7,832
Net income (loss) before noncontrolling interests	9,798	10,505	6,019	6,236	1,776	1,726	(852)	(814)	16,741	17,653
Less: Net income (loss) from noncontrolling interests	96	183	(22)	146	3	5	—	—	77	334
Net income (loss)	$9,702	10,322	6,041	6,090	1,773	1,721	(852)	(814)	16,664	17,319

Average loans	$486.4	473.9	445.2	390.7	66.4	59.1	(52.8)	(47.3)	945.2	876.4
Average assets	969.6	906.2	771.9	714.6	208.5	191.1	(84.3)	(83.9)	1,865.7	1,728.0
Average deposits	698.3	651.3	431.7	435.4	185.4	170.4	(76.1)	(70.7)	1,239.3	1,186.4

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.

(2)
Includes the elimination of certain items that are included in more than one business segment, substantially all of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

(3)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

				Quarter ended
(income/expense in millions, average balances in billions)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
COMMUNITY BANKING
Net interest income (2)	$7,430	7,379	7,468	7,409	7,409
Provision for credit losses	651	689	720	704	668
Noninterest income	4,957	4,825	5,146	4,921	5,524
Noninterest expense	6,953	6,648	6,836	6,893	6,778
Income before income tax expense	4,783	4,867	5,058	4,733	5,487
Income tax expense	1,546	1,667	1,697	1,507	1,785
Net income before noncontrolling interests	3,237	3,200	3,361	3,226	3,702
Less: Net income from noncontrolling interests	10	21	65	57	142
Segment net income	$3,227	3,179	3,296	3,169	3,560
Average loans	$489.2	485.7	484.3	482.2	477.0
Average assets	993.6	967.6	947.4	921.4	898.9
Average deposits	708.0	703.7	683.0	663.7	655.6
WHOLESALE BANKING
Net interest income (2)	$4,062	3,919	3,748	3,711	3,611
Provision for credit losses	157	385	363	126	36
Noninterest income	3,085	3,365	3,210	2,848	2,715
Noninterest expense	4,120	4,036	3,968	3,491	3,503
Income before income tax expense	2,870	2,863	2,627	2,942	2,787
Income tax expense	827	795	719	841	815
Net income before noncontrolling interests	2,043	2,068	1,908	2,101	1,972
Less: Net income (loss) from noncontrolling interests	(4)	(5)	(13)	(3)	47
Segment net income	$2,047	2,073	1,921	2,104	1,925
Average loans	$454.3	451.4	429.8	417.0	405.6
Average assets	794.2	772.6	748.6	755.4	739.1
Average deposits	441.2	425.8	428.0	449.3	442.0
WEALTH AND INVESTMENT MANAGEMENT
Net interest income (2)	$977	932	943	933	887
Provision (reversal of provision) for credit losses	4	2	(14)	(6)	(6)
Noninterest income	3,122	2,987	2,911	3,014	2,991
Noninterest expense	2,999	2,976	3,042	2,998	2,909
Income before income tax expense	1,096	941	826	955	975
Income tax expense	415	358	314	366	371
Net income before noncontrolling interests	681	583	512	589	604
Less: Net income (loss) from noncontrolling interests	4	(1)	—	(6)	(2)
Segment net income	$677	584	512	595	606
Average loans	$68.4	66.7	64.1	63.0	61.1
Average assets	212.1	205.3	208.1	197.9	192.6
Average deposits	189.2	182.5	184.5	177.9	172.6
OTHER (3)
Net interest income (2)	$(517)	(497)	(492)	(465)	(450)
Provision (reversal of provision) for credit losses	(7)	(2)	17	7	5
Noninterest income	(788)	(748)	(739)	(785)	(812)
Noninterest expense	(804)	(794)	(818)	(783)	(791)
Loss before income tax benefit	(494)	(449)	(430)	(474)	(476)
Income tax benefit	(187)	(171)	(163)	(181)	(181)
Net loss before noncontrolling interests	(307)	(278)	(267)	(293)	(295)
Less: Net income from noncontrolling interests	—	—	—	—	—
Other net loss	$(307)	(278)	(267)	(293)	(295)
Average loans	$(54.4)	(53.0)	(51.0)	(49.9)	(48.6)
Average assets	(85.3)	(83.4)	(84.2)	(87.4)	(84.2)
Average deposits	(76.9)	(75.3)	(76.1)	(74.1)	(71.3)
CONSOLIDATED COMPANY
Net interest income (2)	$11,952	11,733	11,667	11,588	11,457
Provision for credit losses	805	1,074	1,086	831	703
Noninterest income	10,376	10,429	10,528	9,998	10,418
Noninterest expense	13,268	12,866	13,028	12,599	12,399
Income before income tax expense	8,255	8,222	8,081	8,156	8,773
Income tax expense	2,601	2,649	2,567	2,533	2,790
Net income before noncontrolling interests	5,654	5,573	5,514	5,623	5,983
Less: Net income from noncontrolling interests	10	15	52	48	187
Wells Fargo net income	$5,644	5,558	5,462	5,575	5,796
Average loans	$957.5	950.8	927.2	912.3	895.1
Average assets	1,914.6	1,862.1	1,819.9	1,787.3	1,746.4
Average deposits	1,261.5	1,236.7	1,219.4	1,216.8	1,198.9

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.

(2)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

(3)
Includes the elimination of certain items that are included in more than one business segment, substantially all of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
(in millions)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
MSRs measured using the fair value method:
Fair value, beginning of quarter	$10,396	11,333	12,415	11,778	12,661
Servicing from securitizations or asset transfers (1)	609	477	366	372	448
Sales and other (2)	4	(22)	—	(9)	6
Net additions	613	455	366	363	454
Changes in fair value:
Due to changes in valuation model inputs or assumptions:
Mortgage interest rates (3)	39	(779)	(1,084)	560	(858)
Servicing and foreclosure costs (4)	(10)	(4)	27	(37)	(18)
Prepayment estimates and other (5)	(37)	(41)	100	244	43
Net changes in valuation model inputs or assumptions	(8)	(824)	(957)	767	(833)
Other changes in fair value (6)	(586)	(568)	(491)	(493)	(504)
Total changes in fair value	(594)	(1,392)	(1,448)	274	(1,337)
Fair value, end of quarter	$10,415	10,396	11,333	12,415	11,778

(1)	Includes impacts associated with exercising our right to repurchase delinquent loans from GNMA loan securitization pools.

(2)	Includes sales and transfers of MSRs, which can result in an increase of total reported MSRs if the sales or transfers are related to nonperforming loan portfolios.

(3)	Includes prepayment speed changes as well as other valuation changes due to changes in mortgage interest rates (such as changes in estimated interest earned on custodial deposit balances)

(4)	Includes costs to service and unreimbursed foreclosure costs.

(5)
Represents changes driven by other valuation model inputs or assumptions including prepayment speed estimation changes and other assumption updates. Prepayment speed estimation changes are influenced by observed changes in borrower behavior and other external factors that occur independent of interest rate changes.

(6)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended
(in millions)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Amortized MSRs:
Balance, beginning of quarter	$1,353	1,359	1,308	1,277	1,262
Purchases	18	24	21	48	45
Servicing from securitizations or asset transfers	69	38	97	49	35
Amortization	(67)	(68)	(67)	(66)	(65)
Balance, end of quarter	$1,373	1,353	1,359	1,308	1,277
Fair value of amortized MSRs:
Beginning of quarter	$1,620	1,725	1,680	1,643	1,692
End of quarter	1,627	1,620	1,725	1,680	1,643

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

		Quarter ended
(in millions)		Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Servicing income, net:
Servicing fees (1)		$878	842	910	872	990
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	(A)	(8)	(824)	(957)	767	(833)
Other changes in fair value (3)		(586)	(568)	(491)	(493)	(504)
Total changes in fair value of MSRs carried at fair value		(594)	(1,392)	(1,448)	274	(1,337)
Amortization		(67)	(68)	(67)	(66)	(65)
Net derivative gains (losses) from economic hedges (4)	(B)	142	978	1,455	(350)	1,086
Total servicing income, net		$359	360	850	730	674
Market-related valuation changes to MSRs, net of hedge results (2)(4)	(A)+(B)	$134	154	498	417	253

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues, net of unreimbursed direct servicing costs.

(2)	Refer to the changes in fair value MSRs table on the previous page for more detail.

(3)	Represents changes due to collection/realization of expected cash flows over time.

(4)	Represents results from economic hedges used to hedge the risk of changes in fair value of MSRs.

(in billions)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,226	1,250	1,280	1,300	1,323
Owned loans serviced	352	349	342	345	346
Subserviced for others	4	4	4	4	4
Total residential servicing	1,582	1,603	1,626	1,649	1,673
Commercial mortgage servicing:
Serviced for others	477	478	485	478	470
Owned loans serviced	130	128	125	122	121
Subserviced for others	8	8	8	7	7
Total commercial servicing	615	614	618	607	598
Total managed servicing portfolio	$2,197	2,217	2,244	2,256	2,271
Total serviced for others	$1,703	1,728	1,765	1,778	1,793
Ratio of MSRs to related loans serviced for others	0.69%	0.68	0.72	0.77	0.73
Weighted-average note rate (mortgage loans serviced for others)	4.28	4.32	4.34	4.37	4.39

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

		Quarter ended
		Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Net gains on mortgage loan origination/sales activities (in millions):
Residential	(A)	$953	744	532	600	736
Commercial		167	72	71	108	55
Residential pipeline and unsold/repurchased loan management (1)		188	238	145	222	124
Total		$1,308	1,054	748	930	915
Application data (in billions):
Wells Fargo first mortgage quarterly applications		$100	95	77	64	73
Refinances as a percentage of applications		55%	46	52	48	44
Wells Fargo first mortgage unclosed pipeline, at quarter end		$50	47	39	29	34
Residential real estate originations:
Purchases as a percentage of originations		58%	60	55	59	66
Refinances as a percentage of originations		42	40	45	41	34
Total		100%	100	100	100	100
Wells Fargo first mortgage loans (in billions):
Retail		$37	34	24	27	32
Correspondent		32	28	19	19	22
Other (2)		1	1	1	1	1
Total quarter-to-date		$70	63	44	47	55
Held-for-sale	(B)	$53	46	31	33	39
Held-for-investment		17	17	13	14	16
Total quarter-to-date		$70	63	44	47	55
Total year-to-date		$177	107	44	213	166
Production margin on residential held-for-sale mortgage originations	(A)/(B)	1.81%	1.66	1.68	1.83	1.88

(1)	Primarily includes the results of GNMA loss mitigation activities, interest rate management activities and changes in estimate to the liability for mortgage loan repurchase losses.

(2)	Consists of home equity loans and lines.

CHANGES IN MORTGAGE REPURCHASE LIABILITY

				Quarter ended
(in millions)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Balance, beginning of period	$255	355	378	538	557
Provision for repurchase losses:
Loan sales	11	8	7	9	11
Change in estimate (1)	(24)	(89)	(19)	(128)	(17)
Net reductions	(13)	(81)	(12)	(119)	(6)
Losses	(3)	(19)	(11)	(41)	(13)
Balance, end of period	$239	255	355	378	538

(1)	Results from changes in investor demand and mortgage insurer practices, credit deterioration and changes in the financial stability of correspondent lenders.